Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND COLLABORATION AGREEMENT

BETWEEN

STRATEGIC SCIENCE & TECHNOLOGIES-D LLC

AND

(solely with respect to Section 10.5)

STRATEGIC SCIENCE & TECHNOLOGIES, LLC

AND

DARÉ BIOSCIENCE, INC.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

CONFIDENTIAL TREATMENT REQUESTED

TABLE OF CONTENTS

(Continued)

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ii

CONFIDENTIAL TREATMENT REQUESTED

TABLE OF CONTENTS

(Continued)

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

iii

CONFIDENTIAL TREATMENT REQUESTED

LICENSE AND COLLABORATION AGREEMENT

This LICENSE AND COLLABORATION AGREEMENT (“Agreement”) is entered into by and between Strategic Science & Technologies-D LLC (“SST”), with offices at 58 Charles St., Cambridge, MA 02141, and Daré Bioscience, Inc. (“Daré”), with offices at 11119 N. Torrey Pines Rd., La Jolla, CA 92037. SST and Daré may each be referred to as a “Party” or together as the “Parties.”

RECITALS

WHEREAS, pursuant to a license agreement between SST and its parent company, Strategic Science & Technologies, LLC (“SST Parent”), SST owns or controls certain intellectual property assets, including patents, proprietary know-how, and scientific and technical information relating to a formulation of topical sildenafil in the Field of Use (as defined below) and SST is currently developing one or more topical pharmaceutical products utilizing sildenafil;

WHEREAS, Daré possesses expertise and resources relating to the development, manufacture and commercialization of pharmaceutical products and wishes to obtain an exclusive license under SST’s patents, proprietary know-how and scientific and technical information relating to topical formulation sildenafil to develop, manufacture and commercialize products for the treatment of female sexual dysfunction, including female sexual arousal disorder;

WHEREAS, SST and Daré desire to enter into a collaboration for the development and commercialization of such products as set forth in this Agreement;

WHEREAS, as of the date of last signature hereto (“Signature Date”), Daré has undertaken diligent and good faith efforts to secure an investment of at least ten million dollars ($10,000,000) in the aggregate (“Initial Funding”) to fund Phase II Development; and

WHEREAS, subject to and conditioned upon Daré’s receipt of Initial Funding by March 31, 2018, or such later date as the Parties may agree in writing, SST is willing to grant to Daré, and Licensee desires to obtain, an exclusive license under SST’s intellectual property rights to develop and commercialize Licensed Products in the Field of Use (both defined below), on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants contained herein, SST and Daré, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.    DEFINITIONS. For purposes of this Agreement, the following capitalized terms, whether used in the singular or plural, shall have the following meanings:

1.1    “AAA” shall have the meaning assigned thereto in Section 14.8.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.2    “Adverse Event” means any undesirable event or experience associated with the use of a medicinal product, whether or not expected, and whether or not considered related to or caused by the product, including an event or experience that occurs: in the course of the use of the product in professional practice; from overdose whether accidental or intentional; from abuse; from withdrawal; or from a failure of expected pharmacological or biological therapeutic action of the product.

1.3    “Affiliate” means any Person that, directly or indirectly, controls, is controlled by or is under common control with a Party for so long as such control exists, where “control” means the decision-making authority as to such Person and, further, where such control shall be presumed to exist where a Person owns at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction, or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority) entitled to vote regarding composition of the board of directors or other body entitled to direct the affairs of the entity. For purposes of this Agreement, SST Parent is an Affiliate of SST.

1.4    “Agreement” shall have the meaning assigned thereto in the opening paragraph of this Agreement.

1.5    “Acquirer” means, with respect to a Party, any Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Party or any of its Affiliates being acquired by such Third Party.

1.6    “Annual Worldwide Net Sales” means the total Net Sales of all Licensed Products generated in a particular calendar year in all countries of the Territory, collectively, during the Royalty Term.

1.7    “Bankruptcy Code” shall mean Title 11 of the United States Code.

1.8    “Business Day” means any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York, New York, United States are permitted or required to be closed.

1.9    “Claim” means any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand.

1.10    “Clinical Study” means a Phase I Clinical Study, Phase II Clinical Study, or Phase III Clinical Study.

1.11    “Combination Product” means a Licensed Product that includes one or more active pharmaceutical ingredients or pharmaceutical products in addition to sildenafil (or a salt thereof).

1.12    “Commercialization”, “Commercialize” or “Commercializing” means engaging in any and all activities directed to manufacturing, marketing, promoting, distributing,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

offering for sale, selling, importing, exporting or exploiting a product, including conducting post Marketing Authorization Approval studies.

1.13    “Commercially Reasonable Efforts” means efforts at least consistent with the efforts that biotechnology or pharmaceutical companies similar in size to the applicable Party would be expected to devote to a product of similar market potential, profit potential (without taking into account payments under this Agreement), or strategic value resulting from its own research efforts, and at a similar stage in its product life, taking into account, as applicable, stage of development, mechanism of action, efficacy and safety relative to competitive products in the marketplace, actual or anticipated Regulatory Authority approved labeling, expected and actual competitiveness of alternative products (including generic products) in the marketplace, the nature and extent of market exclusivity (including patent coverage and regulatory exclusivity), cost and likelihood of obtaining Marketing Authorization Approval, and availability of manufacture and supply for commercial sale. In all cases, the level of efforts required of a Party in connection with its Development and/or Commercialization efforts (as applicable) shall be determined without reference to any product other than Licensed Products, or any other drug development program other than the program described herein, owned by that Party, its Affiliates or any Sublicensee, or to which any of them have any rights or interests.

1.14    “Committee” or “Committees” means the JDC and JPT, individually or collectively, as the context dictates.

1.15    “Confidential Information” shall have the meaning assigned thereto in Section 9.1.

1.16    “Control” or “Controlled” means with respect to any item of or right under Patents or Know-How, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party to grant a license or sublicense of such items or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such license or sublicense and without payment of additional consideration to such Third Party.

1.17    “Cover” or “Covering” means, (a) with respect to a Patent, that at least one Valid Claim of such Patent would be infringed by the manufacture, offering for sale, sale, use or importation of the product, method, use, or device, as applicable, and (b) with respect to any other Intellectual Property Right, that the manufacture, offering for sale, sale, use or importation of the product, method, use or device would infringe or misappropriate such rights unless a license were granted. For purposes of determining whether a Valid Claim of a pending patent application would be infringed by any of the activities described in clause (a) above, the claim(s) of such patent application shall be treated as having been granted.

1.18    “Daré” shall have the meaning assigned thereto in the first paragraph of this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.19    “Daré Invention” means an invention, other than an Improvement, with respect to which employees, contractors and/or agents (for the avoidance of doubt, other than SST) of Daré are sole inventors in the course of the activities hereunder, including all Intellectual Property Rights therein.

1.20    “Daré Incorporated IP” means Daré Patents and Daré Know-How that are necessary for the manufacture, use or sale of, and/or are incorporated into, Licensed Products as manufactured, used or sold by Daré, or any of its Affiliates or Sublicensees, including clinical, stability and other data concerning such Licensed Products within the Daré Know-How, but expressly excluding the Daré Marks.

1.21    “Daré Know-How” means all Know-How Controlled by Daré, its Affiliates or any of their Sublicensees at any time during the Term.

1.22    “Daré Marks” means any trademarks or trade dress under which Licensed Products are Commercialized.

1.23    “Daré Patents” means any Patents Covering a Licensed Product that are Controlled by Daré at any time during the Term.

1.24    “Development”, “Develop” or “Developing” means engaging in preclinical and clinical drug development activities, including research, discovery, test method development, stability testing, toxicology, formulation, process development, manufacturing scale-up, development-stage manufacturing, analytical method validation, manufacturing process validation, cleaning validation, post-approval changes, quality assurance/quality control, statistical analysis, report writing, preclinical and Clinical Studies, regulatory filing submission and approval and regulatory affairs (including marketing, pricing or reimbursement approvals), but expressly excluding manufacturing of commercial supplies.

1.25    “Development Plan” means the comprehensive plan for the Development of Licensed Products for the purpose of obtaining Marketing Authorization Approval, [***].

1.26    “Disclosing Party” shall have the meaning assigned thereto in Section 9.1.

1.27    “Drug Master File” means the drug master file document containing detailed information about the manufacturing of a Licensed Product, including information describing the manufacturing site, the manufacturing facility, the operating procedures, the personnel, the manufacture, storage and control of the Licensed Product, starting material and intermediates.

1.28    “Effective Date” means the date that Daré receives the Initial Funding, provided that such date is no later than March 31, 2018, unless the Parties agree otherwise in writing.

1.29    “Elective Third Party License” shall have the meaning assigned thereto in Section 8.2.7(b).

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.30    “EMA” means the European Medicines Agency, or any successor agency thereto.

1.31    “End of Phase II FDA Meeting” means a meeting between the FDA and SST following completion of the End of Phase IIA FDA Meeting and the Phase II Clinical Study(ies) of the SST Product conducted pursuant to such End of Phase IIA FDA Meeting, the purpose of which is to review the results of such Phase II Clinical Study(ies) and align on the Phase III Clinical Studies required for NDA Approval of the SST Product in the Field of Use.

1.32    “End of Phase IIA FDA Meeting” means the meeting between the FDA and SST, the purpose of which is to align and confirm the Clinical Study design(s) for further Phase II Clinical Studies and Phase III Clinical Studies of the SST Product for any indication in the Field of Use. The Parties anticipate that this meeting will be a Type C Meeting as classified by FDA pursuant to its most recent congressional reauthorization of industry user fee programs.

1.33    “EU Strategic Partnership Agreement” means a sublicense of Daré’s rights under this Agreement entered into between Daré and a Sublicensee under which such Sublicensee receives rights to Develop and/or Commercialize Licensed Products in Great Britain and/or within the European Union.

1.34    “Excess Budget Increase” shall have the meaning assigned thereto in Section 3.1.5.

1.35    “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.36    “FDCA” means the Federal Food, Drug and Cosmetic Act, 21 U.S.C. § 301 et seq. as amended from time to time, and the rules, regulations and guidelines promulgated thereunder.

1.37    “Field of Use” means the treatment or prevention of all indications for women related to female sexual dysfunction and/or female reproductive health, including treatment of female sexual arousal disorder.

1.38    “First Commercial Sale” means, on a country-by-country basis, the first transfer for value of commercial quantities of any Licensed Product by Daré or any of its Affiliates or Sublicensees in any country after receipt of Marketing Authorization Approval in such country. Sales for uses in Clinical Studies, or compassionate or similar uses shall not be considered to constitute a First Commercial Sale.

1.39    “Force Majeure Event” shall have the meaning assigned thereto in Section 14.6.

1.40    “FTE Costs” means the costs of any fully dedicated or multiple partially dedicated employees or contractors (including all relevant overhead costs attributed to these employees or contractors) incurred by SST (without mark-up) to perform its obligations under the Development Plan, and which costs are included in the Development Plan budget.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.41    “Generic Product” means, with respect to a particular Licensed Product and a particular country, any pharmaceutical product (other than such Licensed Product) that contains the same active ingredient(s) as such Licensed Product, has substantially the same formulation, mode of administration and duration of release as such Licensed Product, and is approved for one or more of the same indications as such Licensed Product in such country.

1.42    “Good Clinical Practices” means all applicable current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of Clinical Studies, including the requirements in 21 C.F.R. Parts 11, 50, 54, 56, 312, and 314, and European Union Directive 2001/20/EC and Commission Directive 2005/28/EC, in each case, as may be amended from time to time, that provide assurance that the data and reported results are credible and accurate, and that the rights, integrity, and confidentiality of Clinical Study subjects are protected.

1.43    “Good Manufacturing Practices” or “cGMPs” means, with respect to the United States, the minimum then-current good manufacturing practices for methods, facilities, and controls to be used for the manufacture, processing, packing, or holding of a drug to assure that it meets the requirements of the FDCA for safety, has the identity and strength it claims to have, and meets the quality and purity standards set for such a product. cGMPs are specified in 21 C.F.R. Parts 210 and 211 and in applicable FDA guidelines and policies, as may be amended, and, with respect to any other country or jurisdiction, there may be equivalent regulations in such other country or jurisdiction.

1.44    “Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body, including the FDA.

1.45    “Improvements” means any enhancement, modification or improvement to Licensed Know-How incorporating, utilizing, or requiring the use of Licensed Know-How, or any improvement to Licensed Patents requiring the practice of an invention claimed in the Licensed Patents, in each case, which is conceived, reduced to practice, developed or made after the Signature Date solely or jointly by or on behalf of employees or agents of either Party or any of its Affiliates or any Sublicensee, alone or with others; provided, however, that any Intellectual Property Rights that are Controlled by an Acquirer of either Party, or by a Sublicensee, shall not be deemed Improvements unless such Intellectual Property Rights are actually used at any time in the Development and/or Commercialization of Licensed Products under this Agreement (including a sublicense granted under this Agreement).

1.46    “IND” means, with respect to a Licensed Product, any Investigational New Drug Application, as defined in the implementing regulations of Title 21, Part 312, on file with the FDA before the commencement of Clinical Studies of such Licensed Product, or any comparable filing with any relevant Regulatory Authority in any country or jurisdiction in the Territory.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.47    “Indemnified Party” shall have the meaning assigned thereto in Section 11.3.1.

1.48    “Indemnifying Party” shall have the meaning assigned thereto in Section 11.3.1.

1.49    “Intellectual Property Rights” means any and all patent rights, copyright rights, trade secret rights, sui generis database rights and all other intellectual and industrial property rights of any sort throughout the world (including any application therefor) whether now known or hereafter existing.

1.50    “Joint Invention” means an invention, other than an Improvement, with respect to which employees and/or agents of both SST and Daré are joint inventors in the course of the activities carried out in the performance of this Agreement, regardless of whether any Third Parties are also joint inventors, including all Intellectual Property Rights therein.

1.51    “Joint Patent” means any Patent Covering a Joint Invention.

1.52    “Know-How” means information, trade secrets and data (including non-clinical data, results of Clinical Studies, data generated in pre-clinical and Clinical Studies (including post-Marketing Authorization Approval studies) and other technical data, information contained in Regulatory Filings, communications and correspondence with Regulatory Authorities, and product development and manufacturing data), in each case, in any tangible or intangible form, necessary or useful for the Development, manufacturing, packaging, production, quality control, distribution, Commercialization, sale or use of Licensed Products in the Field of Use, and in all cases whether patentable or not, but expressly excluding Patents.

1.53    “Laws” means all laws, statutes, rules, regulations (including current Good Manufacturing Practices; current Good Clinical Practices; IND application regulations at 21 C.F.R. Part 312; NDA regulations at 21 C.F.R. Part 314; relevant provisions of the FDCA, and other laws and regulations enforced by the FDA), ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

1.54    “License Agreement” means that certain License Agreement between SST and SST Parent effective as of August 29, 2012, as amended by that certain Amendment No. 1 to License Agreement dated as of February 11, 2018.

1.55    “Licensed IP” means the Licensed Patents, Licensed Know-How, SST’s rights in any Joint Inventions and Joint Patents, and all Improvements.

1.56    “Licensed Know-How” means all Know-How Controlled by SST, SST Parent and their Affiliates as of the Signature Date and during the Term, other than Know-How Controlled by an Acquirer of SST, SST Parent and their Affiliates, which shall be deemed Licensed Know-How only if such Know-How is actually used by or on behalf of SST, SST Parent and/or their Affiliates at any time in connection with the Development of Licensed Products under this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.57    “Licensed Patents” means (a) the patents and patent applications set forth in Exhibit 1 attached hereto, (b) patent applications claiming priority thereto, including continuations, divisionals, continuations-in-part and foreign patent applications, (c) all patents issuing from such domestic, and foreign patent applications described in (a) and (b), including all reissues, reexaminations and extensions, and (d) all other patents and patent applications that have at least one Valid Claim Covering the manufacture, use, and/or sale of a Licensed Product, whether or not listed on Exhibit 1, in each case to the extent any of the patents or patent applications in (a) through (d) above are Controlled by SST or its Affiliates as of the Signature Date or during the Term.

1.58    “Licensed Product” means the SST Product, or any other topically applied pharmaceutical product containing sildenafil or a salt thereof as a pharmaceutically active ingredient, alone or with other active ingredients, but specifically excluding any product containing ibuprofen or any salt derivative of ibuprofen.

1.59    “Losses” means any and all damages (including all loss of profits, diminution in value, and incidental, indirect, consequential, special, reliance, exemplary, punitive, statutory and treble damages), awards, deficiencies, settlement amounts, defaults, assessments, fines, dues, penalties, costs, fees, liabilities, obligations, taxes, liens, losses and expenses (including court costs, interest and reasonable fees of attorneys, accountants and other experts) incurred by or awarded to Third Parties and required to be paid to Third Parties with respect to a Claim by reason of any judgment, order, decree, stipulation or injunction, or any settlement entered into in accordance with the provisions of this Agreement.

1.60    “Manufacturing Documentation” means, with respect to a Licensed Product, the Drug Master File for such Licensed Product, and any other documentation that is necessary for the manufacture of Licensed Product (or any component thereof), including the following: manufacturing process validation reports; manufacturing instructions; batch record templates; manufacturing standard operating procedures; specifications and test methods for the Licensed Product, raw materials and stability; standard operating procedures and specifications for packaging, manufacturing and packaging instructions; master formula; validation reports (analytical, packaging and cleaning); stability data; approved supplier lists.

1.61    “Marketing Authorization Approval” shall mean approval by a Regulatory Authority necessary for commercialization of a Licensed Product in the corresponding jurisdiction, including NDA Approval.

1.62    “NDA” means a new drug application, abbreviated new drug application or supplemental new drug application or any amendments thereto submitted to the FDA or an equivalent thereof submitted to a Regulatory Authority in a foreign country.

1.63    “NDA Acceptance” means the written notification by the FDA that the NDA has met all the criteria for filing acceptance.

1.64    “NDA Approval” means approval by the FDA for marketing and sale of a Licensed Product in the United States.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.65    “Necessary Third Party License” shall have the meaning assigned thereto in Section 8.2.7(a).

1.66    “Net Sales” means with respect to a given time period, the gross amounts invoiced for Licensed Products sold by or on behalf of Daré, an Affiliate of Daré, or a Sublicensee, as applicable, to Third Party customers, less the following amounts:

(i)    reasonable returns, allowances, refunds, rebates paid or accrued;

(ii)    customary trade, quantity, cash and other discounts, any other reasonable adjustments allowed and actually granted in the ordinary course of business, including those granted on account of price adjustments, billing errors, and damaged or defective goods;

(iii)    chargebacks, rebates, reimbursements or similar payments or adjustments granted in the ordinary course of business to retailers, wholesalers, distributors or other buying groups;

(iv)    adjustments arising from consumer discount programs;

(v)    customs or excise duties, tariffs, sales, consumption, value added and other taxes (except income taxes and withholding taxes) or similar payments related to particular sales or shipments of Licensed Products;

(vi)    reasonable, documented freight, postage, shipping, handling and insurance cost; and

(v)    actual bad debt expense actually written off, to the extent such expense does not exceed five percent (5%) of the gross amounts invoiced for Licensed Products sold by or on behalf of Daré, an Affiliate of Daré, or a Sublicensee, as applicable, during the relevant time period; provided, that any such bad debt expenses deducted from such gross amounts shall be treated as Net Sales if and when such amounts are later received.

Sales between Daré and its Affiliates or Sublicensees are excluded from the computation of Net Sales except where such Affiliates or Sublicensees are end users.

1.67    “Other Products” means any products other than Licensed Products.

1.68    “Other Products” shall have the meaning assigned to it in Section 2.7.1.

1.69    “Party” or “Parties” shall have the meaning assigned thereto in the first paragraph of this Agreement.

1.70    “Patent” means any patent or patent application, including any United States provisional application, any United States non-provisional application, and any continuation, continuation-in-part, divisional, registration, confirmation, revalidation, reissue,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

reexamination, PCT application, patent term extension, SPC, and utility model, as well as all related extensions or restorations of terms thereof.

1.71    “Patent Costs” shall have the meaning assigned thereto in Section 12.4.1.

1.72    “PD5 License Exclusive Period” shall have the meaning assigned thereto in Section 2.7.4.

1.73    “PD5 Proposal” shall have the meaning assigned thereto in Section 2.7.4.

1.74    “PD5 Proposal Acceptance” shall have the meaning assigned thereto in Section 2.7.4.

1.75    “PD5 Proposal Notice” shall have the meaning assigned thereto in Section 2.7.4.

1.76    “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, joint venture, proprietorship or other de jure entity organized under the Laws of any jurisdiction.

1.77    “Phase I Clinical Study” means (a) in connection with obtaining Marketing Authorization Approval in the United States, the first Clinical Study conducted in human volunteers or patients to obtain preliminary information on a Licensed Product’s safety, tolerability, pharmacodynamic activity, pharmacokinetics, drug metabolism and mechanism of action, as well as early evidence of effectiveness if possible, as more fully defined in 21 C.F.R. § 312.21(a), as may be amended or (b) in connection with obtaining Marketing Authorization Approval in any other jurisdiction, the equivalent of any such Clinical Study in such other country or jurisdiction.

1.78    “Phase II Clinical Study” means (a) in connection with obtaining Marketing Authorization Approval in the United States, a Clinical Study in human patients, the primary intention of which is to collect data on dosages and demonstrate clinical safety and efficacy of a Licensed Product in a target population for a specific disease or condition under study, as more fully defined in 21 C.F.R. § 312.21(b), as may be amended or (b) in connection with obtaining Marketing Authorization Approval in any other jurisdiction, the equivalent of any such Clinical Study in such other country or jurisdiction.

1.79    “Phase IIb Clinical Study” means a Phase II Clinical Study of the SST Product initiated after completion of the End of Phase IIA FDA Meeting and in which the SST Product is used by study subjects outside the clinical setting (e.g., at home).

1.80    “Phase II Development” means the conduct of one or more Phase II Clinical Studies of the SST Product reasonably necessary for the initiation of Phase III Development, including all Development activities incidental to or required to initiate such Phase II Clinical Studies. For the avoidance of doubt, protocol development, clinical supply manufacturing and other activities undertaken in preparation of Phase III Clinical Studies shall

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

not be included in the Phase II Development, even if they occur prior to the completion of Phase II Development.

1.81    “Phase III Clinical Study” means (a) in connection with obtaining Marketing Authorization Approval in the United States, a Clinical Study that is conducted in human patients with a defined dose or set of defined doses of a Licensed Product, after successful completion of one or more Phase II Clinical Studies, designed to evaluate safety and therapeutic efficacy of a Licensed Product, to define warnings, precautions and adverse reactions associated with the Licensed Product in the dosage range to be prescribed, as more fully defined in 21 C.F.R. § 312.21(c), as may be amended or (b) in connection with obtaining Marketing Authorization Approval in any other jurisdiction, the equivalent of any such Clinical Study in such other country or jurisdiction.

1.82    “Phase III Development” means the conduct of Phase III Clinical Studies of SST Product in the United States as set forth in the then-current Development Plan, including all Development activities incidental thereto.

1.83    “Receiving Party” shall have the meaning assigned thereto in Section 9.1.

1.84    “Regulatory Authority” means a Governmental Authority involved in the granting of Marketing Authorization Approval in a country (e.g., the FDA).

1.85    “Regulatory Filings” means any written application, submission, notice or other filing made to an applicable Regulatory Authority in the Territory: (a) seeking approval for the commercial manufacture, use, storage, import, export, transport, distribution, marketing or sale of a Licensed Product, including any Marketing Authorization Approval; or (b) that is required to be filed with a Regulatory Authority before beginning clinical testing of a Licensed Product in human subjects, including any IND or any successor application or procedure, non-U.S. equivalents to any of the foregoing, and all supplements and amendments that may be filed with respect to any of the foregoing.

1.86    “Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, a period starting on the date of the First Commercial Sale of each Licensed Product in each country and expiring upon the later of (a) the expiry of the last-to-expire of the Licensed Patents which has at least one Valid Claim Covering such Licensed Product in such country or (b) ten (10) years from the date of First Commercial Sale of such Licensed Product in such country.

1.87    “Senior Executives” shall mean the President of SST and the Chief Executive Officer of Daré.

1.88    “SPC” means a right based upon a Patent that extends the right to exclude others from making, having made, using, offering to sell, selling, importing or exporting a Licensed Product, such as a Supplementary Protection Certificate.

1.89    “SST” shall have the meaning assigned thereto in the first paragraph of this Agreement.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.90    “SST Invention” means an invention, other than an Improvement, which is conceived, discovered, developed, made or reduced to practice solely by employees, contractors or other agents of SST in the course of SST’s performance of its obligations under this Agreement, including all Intellectual Property Rights therein.

1.91    “SST Parent” has the meaning ascribed to it in the Recitals.

1.92    “SST Product” means SST’s topical formulation of sildenafil citrate as it exists as of the Signature Date.

1.93    “Sublicensee” means a Third Party sublicensee to whom Daré has sublicensed any rights to Develop and/or Commercialize (e.g., without limitation, the right to sell or offer to sell) Licensed Products pursuant to Section 2.2, and a Third Party to whom such sublicensee has onward sublicensed such rights .

1.94    “Sublicense Income” means all cash payments and the fair market cash value of any equity consideration (less any amounts paid for such equity consideration) received by Daré or its Affiliates in consideration for and directly attributable to the grant of a sublicense under the Licensed IP, including any upfront payments, license maintenance fees, milestone payments, royalty payments or the like; provided, however, that with respect to milestone payments, no part of any milestone payment received from a Sublicensee for a milestone event that corresponds directly to a milestone event triggering a milestone payment payable by Daré to SST pursuant to Section 8.1 shall be included in the calculation of Sublicense Income unless the payment received from the Sublicensee exceeds four (4) times the corresponding milestone payment payable by Daré, in which case the full amount of the milestone payment received from the Sublicensee shall be considered Sublicense Income.

Notwithstanding the foregoing, Sublicense Income shall not include proceeds reasonably and fairly attributable to bona fide (a) equity investments in the Sublicensee at fair market value, (b) reimbursement for the cost of research and/or development services (not in excess of commercially reasonable rates); (c) non-forgivable loans (and forgivable loans unless and until forgiven); (d) amounts paid for supplies of Licensed Products or other tangible materials, or that are otherwise paid in reimbursement of costs or expenditures, whether incurred before or after the date of such sublicense agreement; (e) running royalties (including any amounts paid based upon sales of Licensed Products); and (f) withholding taxes or other amounts actually withheld from the amounts paid to Daré. For the avoidance of doubt, Sublicense Revenue shall not include amounts received in connection with a merger, consolidation or sale of all or substantially all of the business or assets of Daré (including the assets of Daré to which this Agreement relates).

In respect of any Sublicense Income received in kind or any other form other than lawful currency, payments shall be made based on the value thereof determined by the parties in good faith, other than in respect of equity or other securities which shall be determined as follows: The per share fair market value of a Sublicensee’s equity or any other securities shall be (i) if publicly traded and listed on a national exchange or through the Nasdaq National Market, the average of the closing prices of such equity on such exchange or quotation system over the ten

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(10) day trading period ending three (3) days prior to the date of such payment, (ii) if publicly traded on an over-the-counter basis, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the ten (10) day trading period ending three days prior to the date of such payment, (iii) if not publicly traded, the per share amount paid by an investor to the Sublicensee in the most recent round of financing within the six (6) month period immediately preceding the equity or other investment by Daré or any of its Affiliates, or (iv) if not publicly traded and no round of financing occurred in the immediately preceding six (6) month period, the per share fair market value of Sublicensee’s equity or similar securities shall be agreed upon by the parties in good faith. In the event that SST and Daré or any of its Affiliates cannot agree on a price within thirty (30) days after Daré’s or any of its Affiliates’ equity investment in the Sublicensee, said price shall be determined by a mutually agreed upon appraiser. If Daré or any of its Affiliates makes an equity investment in the Sublicensee at a price that is less than fair market value (as determined in the manner specified above), then the difference between Daré’s or any of its Affiliates’ purchase price and the fair market value on the date that such payment is to be made multiplied by the total number of shares or securities purchased by Daré or any of its Affiliates shall be deemed Sublicense Income.

1.95    “Term” shall have the meaning assigned thereto in Section 13.1.

1.96    “Territory” means all countries and geographic territories of the world.

1.97    “Third Party” means a Person who is not a Party or an Affiliate of a Party.

1.98    “Third Party Claim” shall have the meaning assigned thereto in Section 11.3.1.

1.99    “United States” means the United States of America and its territories and possessions.

1.100    “U.S. Strategic Partnership Agreement” means a sublicense of Daré’s rights under this Agreement entered into between Daré and a Sublicensee under which such Sublicensee receives rights to Develop and/or Commercialize Licensed Products in the United States.

1.101    “Valid Claim” means a claim in an issued, unexpired patent or in a pending patent application that (a) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (b) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (c) has not been rendered unenforceable through disclaimer or otherwise, and (d) is not lost through an interference proceeding. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of a patent as of the date that is seven (7) years after the PCT filing date (or the first national filing date if no PCT was filed), such claim shall cease, as of such date, to be a Valid Claim for the purposes of this Agreement, unless and until such

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

claim issues as a claim of an issued patent (from and after which time the same shall be deemed a Valid Claim, subject to clauses (a) and (b) above).

2.    LICENSE GRANTS, OWNERSHIP AND EXCLUSIVITY.

2.1    License Grant. Subject to the terms and conditions of this Agreement, SST grants to Daré, and Daré accepts, under the Licensed IP, an exclusive, royalty-bearing, non-transferable (except as expressly set forth in Section 15.11) license, with the right to sublicense (subject to the requirements of Section 2.2), to Develop and Commercialize Licensed Products in the Field of Use in the Territory.

2.2    Daré’s Right to Sublicense and Subcontract.

2.2.1    At any time after the JDC determines that Phase II Development has been completed, Daré may sublicense its rights to Develop and/or Commercialize Licensed Products to Third Parties. In addition, Daré may authorize any Sublicensee receiving its rights to the Licensed IP directly from Daré to sublicense such Sublicensee’s rights to Develop and/or Commercialize Licensed Products to Third Parties upon thirty (30) days’ prior written notice to SST. Daré shall not permit any Sublicensee to authorize another Sublicensee to grant any further sublicenses under the Licensed IP. [***].

2.2.2    At any time, Daré may subcontract its obligations to Develop and/or Commercialize Licensed Products, in part (but not in their entirety) to Third Party contract research organizations, contract manufacturing organizations, contract sales organizations, consultants and similar service providers; provided, that any such subcontracting with respect to Development activities shall be subject to the approval of the JDC.

2.2.3    Daré shall secure all appropriate covenants, obligations and rights from any such Sublicensee or subcontractor, including licenses, Intellectual Property Rights and confidentiality obligations, as applicable, to ensure that each such Sublicensee and subcontractor is subject to, and Daré can comply with, all of Daré’s covenants and obligations to SST under this Agreement. Daré shall (a) be responsible for any failure of its Sublicensees and subcontractors to comply with this Agreement and (b) provide SST with a complete copy of any sublicense or subcontract agreement entered into under this Section 2.2.3 promptly following the execution thereof, which copy may be reasonably redacted, provided the redacted copy permits SST to confirm Daré’s compliance with its obligations under this Section 2, and shall be subject to the confidentiality obligations under this Agreement.

2.2.4    Daré’s rights to sublicense and subcontract are limited as expressly set forth in this Section 2.2.

2.3    SST’s Right to Subcontract. SST may delegate any or all of its obligations under this Agreement (including, without limitations, any obligations SST has with respect to any Committee under Article 3) to SST Parent upon thirty (30) days’ prior notice to Daré. In addition, SST may subcontract its obligations to complete any Development activities for which it is responsible under this Agreement to SST Parent or to Third Party contract research organizations, contract manufacturing organizations, consultants and similar service providers;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

provided, that any such subcontracting to Third Parties with respect to Development activities shall be subject to the approval of the JDC.    SST shall secure all appropriate covenants, obligations and rights from SST Parent and any such subcontractor, including licenses, Intellectual Property Rights and confidentiality obligations, as applicable, to ensure that SST Parent and each such subcontractor is subject to, and SST can comply with, all of SST’s covenants and obligations to Daré under this Agreement. SST’s rights to subcontract are limited as expressly set forth in this Section. SST shall be responsible and liable for any failure of SST Parent or any of SST’s or SST Parent’s subcontractors to comply with this Agreement, and for their actions or inactions related to any such delegation or subcontracting.

2.4    Rights of Affiliates. Daré may permit its Affiliates to exercise all rights granted to Daré hereunder to Develop and/or Commercialize Licensed Products, such that Daré’s Affiliates shall have the same license rights granted to Daré hereunder. Daré shall secure all appropriate covenants, obligations and rights from any such Affiliate, including licenses, Intellectual Property Rights and confidentiality obligations, to ensure that such Affiliate is subject to, and Daré can comply with, all of Daré’s covenants and obligations to SST under this Agreement. Daré shall be responsible for any failure of any of its Affiliates exercising rights pursuant to this Section 2.3 to comply with this Agreement.

2.5    Trademarks. Daré shall exclusively own all Daré Marks for Licensed Products, and shall be responsible for the procurement, filing and maintenance of trademark registrations for such Daré Marks and all related costs and expenses.

2.6    No Implied Rights; SST Retained Rights. Nothing contained in this Agreement confers or will be construed to confer any rights by implication, estoppel or otherwise, under any Intellectual Property Rights, other than the rights expressly granted in this Agreement. During the Term, neither Daré, nor any of its Affiliates, nor any Sublicensees will use all or any part of the Licensed IP to Develop or Commercialize any products other than Licensed Products. All rights not expressly granted by a Party under this Agreement are reserved to such Party. Notwithstanding the license granted to Daré under Section 2.1, SST retains the right, under the Licensed IP, to Develop (but not Commercialize) Licensed Products in the Field of Use for the Territory pursuant to the terms of this Agreement. For the avoidance of doubt, but without limiting and subject to Sections 2.7.1 and 2.7.4, SST also retains the right to research, Develop and Commercialize (i) any and all products outside the Field of Use (including products for male erectile dysfunction), and (ii) any and all products in the Field of Use other than pharmaceutical products containing either sildenafil or a salt thereof as a pharmaceutically active ingredient, and to grant licenses to Third Parties to do the same.

2.7    Exclusivity.

2.7.1    During the Term, SST, SST Parent and SST Parent’s and their Affiliates will not, nor will they license or authorize any of their Affiliates or any Third Party to, [***] in the Field of Use, whether or not such product includes ibuprofen or any salt derivative thereof (except to the extent reasonably necessary for SST to perform its Development obligations under this Agreement as described in Section 2.2.2). Notwithstanding the preceding sentence, nothing in this Section 2.7.1 or elsewhere in this Agreement shall prohibit an Acquirer

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

of SST from Developing or Commercializing, or licensing or authorizing the Development or Commercialization of, [***], in the Field of Use (other than any other Licensed Product(s) Developed and/or Commercialized by Daré, its Affiliates and/or Sublicensees under this Agreement) (all such products, collectively, “[***]”), so long as the Development and/or Commercialization of such [***] does not utilize any Licensed IP.

2.7.2    During the Term, neither Daré, nor any of its Affiliates, nor any Sublicensees will directly or indirectly Develop or Commercialize any [***]. Notwithstanding the preceding sentence, nothing in this Section 2.7.2 or elsewhere in this Agreement shall prohibit an Acquirer of Daré from Developing or Commercializing any pharmaceutical product [***], in each case so long as the Development and/or Commercialization of such product does not utilize any Licensed IP. For clarity, nothing in this Section 2.7.2 prohibits Daré, its Affiliates or any Sublicensees from developing or commercializing [***].

2.7.3    If, at any time during the Term, the license rights granted by SST to Daré under this Agreement are terminated with respect to one or more countries in the Territory or in their entirety as permitted herein, then from and after the effective date of any such termination, the scope of each Party’s obligations in Sections 2.7.1 and 2.7.2, as applicable, shall not apply with respect to any countries in the Territory that have been terminated.

2.7.4    SST shall notify Dare in writing should SST or an Affiliate of SST elect to undertake any [***] in the Field of Use, and/or should SST or an Affiliate of SST elect to initiate discussions with any Third Party concerning a potential collaboration, option and/or license between SST and such Third Party to Develop and/or Commercialize [***] in the Field of Use. Notwithstanding the foregoing, SST shall not be required to notify Daré of any Development efforts with respect to [***] in the Field of Use that are undertaken by an Acquirer of SST or an Affiliate of SST where such Development efforts do not utilize any of the Licensed IP (“Acquirer Development Efforts”).

(a)    If SST or an Affiliate of SST intends to undertake any non-trivial Development efforts with respect to an [***] in the Field of Use (other than Acquirer Development Efforts undertaken by an Acquirer), or intends to accept or to approve entering into a term sheet or agreement with any Third Party for the grant of an exclusive license to all or substantially all of the Licensed IP for the development and/or commercialization of any [***] in the Field of Use (each such transaction, a “PD5 Proposal”), then, within two (2) business days after such decision with respect to such PD5 Proposal, SST shall provide Daré with written notice of the existence of such PD5 Proposal, including the material terms thereof (the “PD5 Proposal Notice”).

(b)    Daré shall have fifteen (15) days from receipt of the PD5 Proposal Notice to notify SST if Daré wishes to enter into an exclusive license to all or substantially all of the Licensed IP for the development and/or commercialization of the [***] that is the subject of the PD5 Proposal. If Daré notifies SST during the foregoing fifteen (15) day period that Daré wishes to enter into such a license (“PD5 Proposal Acceptance”), then, during the PD5 License Exclusive Period (as defined below), Daré shall have a right of first negotiation as follows:

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c)    SST shall negotiate in good faith with Daré for commercially reasonable terms regarding the PD5 Proposal that is the subject of the PD5 Proposal Acceptance, and SST shall not enter into a binding agreement or term sheet regarding such PD5 Proposal with any Third Party, and shall not undertake any non-trivial Development efforts with respect to the [***] that is the subject to the PD5 Proposal Notice in the Field of Use, in each case unless approved by Daré in writing. “PD5 License Exclusive Period” means the period beginning on the date of SST’s receipt of the PD5 Proposal Acceptance and ending ninety (90) days after such date.

(d)    SST and its Affiliates shall not enter into any binding agreement or term sheet with any party regarding a PD5 Proposal, and shall not undertake any non-trivial Development efforts with respect to the [***] that is the subject of the PD5 Proposal Notice in the Field of Use, in each case until after SST’s compliance with Section 2.74(a) through (c) above, for the PD5 License Exclusive Period.

(e)    If SST and Daré do not enter into a binding term sheet or agreement with respect to a PD5 Proposal within the PD5 License Exclusive Period, then SST may pursue the PD5 Proposal itself or with the Third Party that triggered the PD5 Proposal Notice.

(f)    If SST or its Affiliate intends to accept or to approve entering into a term sheet or agreement with a new Third Party for the grant of an exclusive license to all or substantially all of the Licensed IP for the development and/or commercialization of any [***] in the Field of Use, or elects to undertake other non-trivial Development efforts with respect to an [***] in the Field of Use, such event shall be treated as a new PD5 Proposal and shall be subject to the process described in this Section 2.7.4.

3.    GOVERNANCE.

3.1    General.

3.1.1    In order to oversee, supervise and coordinate the Parties’ activities under this Agreement, the Parties shall establish a Joint Development Committee (“JDC”) and Joint Project Team (“JPT”) in accordance with Sections 3.2 and 3.3 below.

3.1.2    Each member of a Committee that a Party is entitled to designate pursuant to this Article 3 shall be a director, officer, employee or consultant of such Party (other than a Party’s respective Senior Executives) or its Affiliates, except that each Party may designate one or more of its Third Party consultants or advisors reasonably acceptable to the other Party to serve on a Committee. Each Party shall be responsible and liable for the acts or omissions of any directors, officers, employees or Third Parties it designates to serve on a Committee to the extent such acts or omissions relate to their participation on the Committee. Each Party shall secure all appropriate covenants, obligations and rights from any such Third Parties, including confidentiality obligations, to ensure that such Third Party is subject to all of such Party’s covenants and obligations to the other Party under this Agreement. A secretary of each Committee shall be appointed on an annual rotating basis by either SST or Daré, who shall

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

be a director, officer or employee of the Party designating such secretary. SST shall designate the first secretary to the JPT and Daré shall designate the first secretary to the JDC.

3.1.3    Each Party may replace any or all of its representatives on any Committee at any time upon written notice to the other Party. A Party may designate a substitute director, officer or employee to temporarily attend and perform the functions of such Party’s designee at any meeting of any Committee. Each Party may, upon prior written approval of the other Party, invite non-member director, officer or employee of such Party or its Affiliates to attend meetings of any Committee as an observer (i.e., with no voting rights). By consensus of the relevant Committee members, any Committee may cancel meetings and/or establish a meeting schedule other than the schedule designated for such Committee under this Article 3.

3.1.4    The Committees shall make decisions by consensus. However, in the event the JPT cannot come to a consensus on a course of action, the matter will be escalated to JDC for resolution. If a matter before the JDC cannot be determined by consensus, the matter shall be escalated to the Senior Executives for resolution. If the Senior Executives are unable to resolve the matter, SST shall have final decision-making authority with respect to any matters before the JDC prior to the completion of Phase II Development and Daré shall have final decision-making authority with respect to any matters before the JDC after the completion of Phase II Development. Notwithstanding a Party’s final decision-making authority, no Committee shall make any decision or take any action that is inconsistent with the express provisions of this Agreement or would require an amendment of this Agreement. In addition, neither SST nor Daré shall exercise its final decision-making pursuant to the foregoing escalation process to materially reduce its express obligations under this Agreement.

3.1.5    If carrying out a final decision relating to Phase II Development made solely by SST after escalation to the Senior Executives pursuant to the foregoing escalation process requires an increase to the then-current Development budget set forth in the Development Plan by [***] percent ([***]%) or more, Daré may, upon written notice to SST, deduct [***] percent ([***]%) of the costs that exceed such [***] percent ([***]%) threshold from the SST Development Costs otherwise reimbursable to SST hereunder. Furthermore, if carrying out a final decision relating to Phase II Development made solely by SST after escalation to the Senior Executives pursuant to the foregoing escalation process requires an increase to the then-current Development budget set forth in the Development Plan by greater than [***] percent ([***]%) (such increase, an “Excess Budget Increase”), then Daré shall have the right to terminate this Agreement upon thirty (30) days’ prior written notice to SST. Such notice of termination must be given, if at all, within ten (10) days after the Development Plan reflecting the Excess Budget Increase is made effective. Notwithstanding Daré’s right to terminate this Agreement under this Section 3.1.5, if SST agrees in writing, prior to the expiration of the aforementioned thirty (30) day notice period, to pay for the entire portion of the Excess Budget Increase, (a) Daré’s notice of termination under this Section 3.1.5 shall be deemed withdrawn and this Agreement shall remain in effect in accordance with its terms, (b) any amount of the Excess Budget Increase actually incurred by SST shall be excluded from the SST Development Costs such that Daré shall not be liable to reimburse SST pursuant to Section 4.4 for such portion of the Excess Budget Increase and (c) an amount equal to [***] percent

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

([***]%) of such portion of the Excess Budget Increase shall be added to the amount of the first regulatory milestone to be paid by Daré upon NDA Approval as described in Section 8.1.

3.2    Joint Development Committee. Each Party shall designate three (3) representatives to serve on the JDC. The JDC shall be responsible for determining the strategic objectives for, and generally overseeing, the Development efforts of both Parties by (a) reviewing and discussing the progress of the Development Activities, including any significant difficulties encountered or anticipated to be encountered by either Party in connection therewith, (b) reviewing and approving any amendments to the then-current Development Plan (including budgetary amendments) proposed by the JPT or by representatives to the JDC; (c) determining when Phase II Development has been completed (i.e., when no further Phase II Clinical Studies or any substantial Development activities in relation thereto are required to be carried out prior to the initiation of Phase III Clinical Studies) and, if applicable, modifying the Development Plan as necessary to bring about the completion of Phase II Development; (d) determining the composition of the JPT and resolving any matters within the JPT’s purview that cannot be resolved by the JPT and (e) determining the composition of the contractors, consultants and key employees to be engaged by the Parties to carry out their respective activities under the Development Plan.    The JDC shall meet not less frequently than once per calendar quarter, with the first such meeting to occur within one (1) month after the Effective Date. Upon the First Commercial Sale of the first Licensed Product to receive Marketing Authorization Approval, the JDC shall be disbanded.

3.3    Joint Project Team.

3.3.1    The Parties shall each designate such number of representatives to the JPT as the JDC determines shall be designated, and each Party shall have the right but not obligation to appoint the same number of members. The members shall represent key functional areas (e.g., nonclinical, clinical, regulatory, CMC, intellectual property, and commercial). Each representative shall, as appropriate to the stage of Development and Commercialization of Licensed Products, represent key functional areas of the collaboration contemplated by this Agreement (e.g., representatives for nonclinical, clinical, regulatory CMC, intellectual property and commercial functions). The JPT shall be responsible for coordinating the day-to-day Development and Commercialization activities of the Parties by (a) identifying financial and other resource needs and appropriating sufficient resources within each JPT representative’s respective organization, (b) reviewing the status of project activities, including in relation to the budget and timeline set forth in Development Plan (as applicable), (c) implementing solutions to problems encountered in the course of the Parties’ activities under this Agreement and (d) with respect to the Parties’ Development activities, submitting to the JDC for their review and approval such amendments to the Development Plan as the JPT determines appropriate.

3.3.2    One member of the JPT shall be designated the “JPT Leader” and one member of the JPT shall be designated the “JPT Manager.” The JPT Leader shall be responsible for (a) preparing updates to the Development Plan and corresponding budgets with input from the other JPT members, (b) overseeing the execution of the Development Plan, (c) facilitating cross-company alignment on key strategic initiatives and activities and (d) providing the JDC with updates regarding the Parties’ Development and Commercialization activities

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

under this Agreement in advance of each meeting of the JDC, or more frequently as significant developments arise in the course of the Parties’ collaboration hereunder. The JPT Manager shall assist the JPT Leader in performing his or her Committee-related duties under this Agreement and shall serve as a liaison between the JPT and the Parties’ respective personnel. SST shall select the first JPT Leader and JPT Manager. Upon completion of Phase II Development, Daré shall select the JPT Leader and JPT Manager for subsequent Development and Commercialization activities; provided, however, that if Daré directs SST to lead subsequent Development and Commercialization activities, then the JDC shall determine by consensus (subject to Section 3.1.4) which Party shall select the JPT Leader and JPT Manager for subsequent Development and Commercialization activities.

4.    DEVELOPMENT OF LICENSED PRODUCTS.

4.1    Approval of Development Plan; Annual Updates. The initial Development Plan shall be as set forth in Exhibit 2 hereto and shall (a) cover Phase II Development up to and including the End of Phase IIA FDA Meeting and any immediate follow-up Phase II Development activities directly resulting from such meeting and (b) a non-binding, high level projection of the Phase II Development activities to be undertaken thereafter. Promptly after the End of Phase IIA FDA Meeting, the JPT shall meet to prepare, and shall submit to the JDC for approval, an updated Development Plan covering detailed Development Activities for the remainder of the 2018 calendar year. The Parties shall use Commercially Reasonable Efforts to achieve JDC approval of such updated Development Plan as soon as practicable after the End of Phase IIA FDA Meeting. Thereafter, updates to the Development Plan shall be submitted to the JDC, and the Development Plan shall be updated in accordance with Article 3, by January 1 of each calendar year in which either Party anticipates conducting Development Activities to cover Development activities to be undertaken during the following calendar year. The JDC will determine an annual Development Plan budget, and such budget will include funding by Daré that will be directed to SST at mutually agreed times in accordance with Section 4.4 to cover the entire cost of the SST activities undertaken to support the Development Plan.

4.2    SST Responsibilities. The Development Plan shall include (and shall be amended from time to time) to include timelines and budgets for Phase II Development, and SST shall use Commercially Reasonable Efforts to complete Phase II Development in accordance with the same. SST shall keep Daré completely and currently informed of the status of such Phase II Development. If, after discussion at the JDC, Daré requests that SST perform Development activities other than the Phase II Development, the JPT shall submit an updated Development Plan to the JDC for approval, and upon approval of the updated Development Plan by the JDC, SST use Commercially Reasonable Efforts to complete such Development activities in accordance with such updated Development Plan, provided SST reasonably determines that such Development activities are within its capabilities and that it has sufficient resources available to devote to the conduct of such Development activities. SST shall provide its reasonable assistance to effect the orderly transfer to Daré of the Phase II Development Know-How that exists in tangible and written form promptly upon completion of Phase II Development.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.3    Daré Responsibilities. Except with respect to the Development activities required to be performed by SST under Section 4.2, Daré shall use Commercially Reasonable Efforts to Develop Licensed Products in the Field of Use in the Territory, including by performing Phase III Clinical Studies and other Development activities in accordance with the corresponding timelines set forth in Development Plan, all at Daré’s sole cost and expense, unless Daré requests that SST be responsible, in which case SST shall be responsible for such Development, and the provisions of this Agreement applicable to SST’s Development Activities, including reimbursement of SST Development Costs, will apply. Without limiting the foregoing, Daré shall use Commercially Reasonable efforts to achieve the following clinical and regulatory milestones with respect to the first Licensed Product on or before the following dates:

Milestone	Target Completion Date
Initiation of Phase III Development	[***	]
NDA Submission	[***	]
NDA Approval	[***	]

In the event that, despite the use of Commercially Reasonable Efforts, Daré becomes aware that, due to any relevant scientific, regulatory, safety, development, or commercial circumstances beyond the reasonable control of Daré or any of its Affiliates, any of the foregoing Development milestones will not be achieved on or before their corresponding target completion dates, then Daré will promptly notify SST in writing and the Parties will confer in good faith at the JDC to approve a revised Development Plan that accommodates for such circumstances and to amend the target completion dates set forth above in accordance with such revised Development Plan. For the avoidance of doubt, failure to achieve the milestones set forth above by their target completion dates shall not be deemed a breach of this Agreement provided that Daré has used Commercially Reasonable Efforts to perform its Development obligations hereunder.

4.4    SST Development Costs.

4.4.1    SST shall use Commercially Reasonable Efforts to incur SST Development Costs within the parameters of the Development Plan budget, and SST shall not exceed the Development Plan budget without approval of the JDC, except in accordance with the process described in Section 3.1.5. SST shall consult and confer with Daré at the JDC prior to engaging any FTE to the Development Plan other than SST’s FTEs who performed Development activities with respect to Licensed Products in the Field of Use as of January 2, 2018, and shall reasonably consider Daré’s personnel recommendations in connection with any such engagement.

4.4.2    Promptly after the Effective Date SST shall submit an invoice to Daré for any and all reasonable SST Development Costs incurred by SST in connection with Development activities undertaken by SST with respect to Licensed Products in the Field of Use from and after January 2, 2018 until the Effective Date, less any portion of such amounts reimbursed by Daré prior to the issuance of such invoice, and shall accompany such invoice with documentation supporting all such amounts. Daré shall pay such invoice within ten (10) days

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

after receipt. For the avoidance of doubt, SST Development Costs and any other amounts paid by Daré to SST under or in connection with this Agreement or that certain Binding Term Sheet entered into by the Parties effective as of January 2, 2018 are non-refundable even in the event the Effective Date does not occur.

4.4.3    The Parties acknowledge and agree that their intent is for Daré to be responsible for all of the reasonable internal and external costs and expenses (without mark-up) incurred by SST in its performance of all Development activities it is required to perform under this Agreement, including FTE Costs (collectively, the “SST Development Costs”). Accordingly, Daré shall pay SST for the SST Development Costs within forty-five (45) days after receipt of an undisputed invoice from SST for such amounts that are supported with reasonable documentation for the amounts charged in such invoice. SST shall issue such invoices in accordance with the payment schedule set forth in the Development Plan, and each invoice shall reasonably detail each cost and expense, including for each FTE the identity of the FTE, the tasks performed by the FTE, and the time spent on each such task. If no such payment schedule is provided for any particular SST Development Costs, SST shall issue the corresponding invoice(s) in accordance with Section 4.4.6. For the avoidance of doubt, unless otherwise agreed to by the Parties in writing, SST will not be required to perform any activities under the Development Plan for which funding by Daré is not provided, and SST may, upon ten (10) Business Days’ notice to Daré, suspend its performance of Development activities for any period during which Daré is in default of its payment obligations under this Article 4.

4.4.4    In the event the SST Development Costs actually incurred by SST in a particular calendar quarter for one or more particular Development activities are less than the sum of the amounts advanced or reimbursed to SST in respect of such Development activities pursuant to Section 4.4.3, and to the extent any such difference in those amounts is attributable to costs which were not and never will be incurred by SST in the course of conducting the SST Development Activities (rather than costs which have been deferred to a subsequent calendar quarter), then the amount of such difference shall be credited against the next payment due to SST under Section 4.4.3 and such subsequent payment amount shall be correspondingly reduced.

4.4.5    In the event the SST Development Costs actually incurred by SST in a particular calendar quarter for one or more particular Development activities are more than sum of the amounts advanced or reimbursed to SST in respect of such Development activities pursuant to Section 4.4.3, then the amount by which the SST Development Costs actually incurred during such calendar quarter are more than the sum of the amounts advanced or reimbursed to SST in respect of such Development activities pursuant to Section 4.4.3 shall be added to the next payment due to SST under the Development Plan, and such subsequent payment amount shall be correspondingly increased.

4.4.6    SST shall submit to Daré at least once per calendar quarter a report setting forth its calculation of the SST Development Costs actually incurred by it for the preceding quarter (including breakdowns and details), and any difference between the actual SST Development Costs and the sum of the amounts advanced or reimbursed to SST pursuant to Section 4.4.3. SST shall also submit a final report setting forth the total amount of the SST

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Development Costs actually incurred under this Agreement and the total amount of payments received from Daré pursuant to Section 4.4.3 within thirty (30) days following the earlier of (a) completion of all Development activities it is required to perform under this Agreement or (b) termination of this Agreement in whole. In the event that funding amounts paid by Daré to SST under Section 4.4.3 exceed the actual SST Development Costs incurred by SST, SST shall refund the excess amount to Daré contemporaneously with the delivery of the aforementioned final report. In the event that funding amounts paid by Daré to SST under Section 4.4.3 are less than the actual SST Development Costs ultimately incurred by SST, Daré shall pay SST the amount of such difference within forty-five (45) days after the delivery of the aforementioned final report.

4.4.7    SST will keep complete and accurate books and records documenting amounts billable towards SST Development Costs, including FTE records, and will permit Daré to review such books and records promptly upon reasonable written request. Also, Daré shall have the right, at its own expense, to nominate an independent certified public accountant acceptable to and approved by SST, said approval not to be unreasonably withheld, who shall have access to all such records upon at least thirty (30) days’ notice and during reasonable business hours and at SST’s premises and under obligations of strict confidence for the sole purpose of verifying the amounts invoiced by SST to Daré in respect of SST Development Costs for any period within the preceding twenty-four (24) month period, but this right may not be exercised more than once in any twelve (12) months. No calendar year will be subject to audit under this Section 4.4.7 more than once. SST will receive a complete, unredacted copy all reports and findings from any audit under this Section 4.4.7 concurrently with receipt by Daré. If any audit or examination shall certify that SST overcharged Daré for SST Development Costs, and the results of such audit or examination are not subject to a good faith dispute, SST shall reimburse Daré of such overcharge plus interest at the prevailing prime rate reported in United States dollars in the money rate section of Wall Street Journal, New York edition on the date of communication to Daré of such overcharge plus two percent (2%). Payment shall be made within thirty (30) days following notification of SST by Daré of such deficiency. In addition, in the event that such an audit or examination shall certify an overcharge equaling or exceeding five percent (5%), and the results of such audit or examination are not subject to a good faith dispute, SST shall also reimburse Daré for the reasonable costs charged by the accountant for such audit.

4.5    Suspension of Development.

4.5.1    At any time prior to completion of Phase II Development, SST shall have the right, on a country-by-country basis, to suspend its activities with respect to the Development of one or more Licensed Products upon reasonable prior written notice to Daré if it reasonably determines and if it reasonably demonstrates at the JDC that such suspension is (i) medically necessary to protect patients enrolled in a Clinical Study, (ii) necessary in order to comply with applicable Laws, or (iii) justified based on a change to the regulatory pathway needed to achieve Marketing Authorization Approval for the Licensed Product in the relevant country that neither Party nor its Affiliates anticipated, and that negatively and materially affects the timeline to get the Licensed Product to market, the scope of the required clinical studies, is substantially more restricted than the Parties anticipated, and has negative consequences for

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

anticipated market share, revenue, reimbursement, or other relevant factors. SST shall not suspend its Development activities under the foregoing clause (iii) unless it has first submitted the matter to the JDC for resolution. Any such suspension shall be without liability to Daré and will not be deemed to be a breach of this Agreement so long as SST uses Commercially Reasonable Efforts to mitigate the reasons for the suspension or delay; provided however, that if any such suspension continues for a period of [***] ([***]) days or more (or such shorter time period as determined by Daré to avoid adversely affecting Development of the affected Licensed Product), Daré shall have the right, upon written notice to SST, to assume responsibility for the conduct of, and shall use Commercially Reasonable Efforts to carry out all suspended Development activities in accordance with the Development Plan, at its sole cost and expense.

4.5.2    In the event that Daré materially suspends or materially delays the Development or Commercialization of any Licensed Product in any country of the Territory for any of the reasons set forth in clauses (i) through (iv) of Section 4.5.1. Daré shall provide prompt written notice to SST. Any such suspension or termination shall be without liability to SST and will not be deemed to be a breach of this Agreement so long as Daré has used Commercially Reasonable Efforts to mitigate the reasons for the suspension or delay; provided however, that if any such suspension continues for a period of [***] ([***]) days or more, the Licensed Product shall cease to be a Licensed Product in the relevant country and the provisions of Section 14.5.1 shall apply.

5.    COMMERCIALIZATION.

5.1    Commercialization Plan. No later than six (6) months prior to the estimated date of Marketing Authorization Approval in the United States, Daré shall provide SST with a written plan for the commercialization of Licensed Products in the Field of Use in the Territory (the “Commercialization Plan”) including a corresponding budget, which shall include reasonable detail regarding the activities Daré expects to undertake, and the amounts it expects to expend in connection with such activities over the [***] ([***]) year period immediately following Marketing Authorization Approval in the United States. The Commercialization Plan shall be updated annually and shall include revenue projections for the first [***] ([***]) months covered by the Commercialization Plan. The Commercialization Plan shall, at a minimum, contain sufficient detail to demonstrate to SST how Daré intends to meet its obligations under Section 5.2. Daré shall provide SST with a reasonable opportunity to review and comments on the initial Commercialization Plan and each material update thereto, and Daré shall consider all such comments in good faith. Daré shall be responsible to Commercialize Licensed Products in substantial accordance with the Commercialization Plan and otherwise as expressly provided under this Agreement.

5.2    Diligence. Daré shall use Commercially Reasonable Efforts to Commercialize Licensed Products in the Field of Use in the Territory, at its sole expense. Without limiting the generality of the foregoing, Daré shall use Commercially Reasonable Efforts to Commercialize at least one (1) Licensed Product and achieve the First Commercial Sale in the United States within [***] ([***]) months after receipt of Marketing Authorization Approval therefor, and to Commercialize at least one (1) Licensed Product and achieve the First

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Commercial Sale in [***] within [***] ([***]) years after receipt of Marketing Authorization Approval in the United States.

5.3    Samples and Labeling.

5.3.1    Markings. Subject to the Parties’ agreement as to which Licensed Patents Cover any Licensed Product, Daré shall, and shall require its Affiliates and Sublicensees to, mark all Licensed Products and all associated packaging and documentation with the appropriate marking and notices associated with the applicable Licensed Patents in accordance with the laws and customs of each country or jurisdiction in which such Licensed Products are manufactured, used or sold. To the extent permitted by applicable Law, the package insert for all Licensed Products distributed in the Field of Use in the Territory will indicate that the Licensed Product was developed under a collaboration with SST.

5.3.2    Statements Consistent with Labeling. Daré shall ensure that its employees, independent contractors and other agents market and sell Licensed Products consistent with the requirements of all applicable Laws. Daré shall ensure that all samples are labeled and distributed in accordance with applicable Law.

5.3.3    Off-Label Use. Daré shall not market or promote, nor shall it encourage any of its Affiliates, Sublicensees or any Third Parties to market or promote, any Licensed Products for any “off label” use or for any use other than the approved indication(s) for the particular Licensed Product. SST shall not market or promote, nor shall it encourage any of its Affiliates or its or their licensees, or any Third Parties, to market or promote, any SST Product or any [***] for any “off label” use or for any use other than the approved indications) for the particular [***]. Notwithstanding the foregoing, it shall not be a breach of this Section 5.3.3 if, despite a Party’s written corporate policies and instructions provided to its employees and agents, a Party’s employee or agent violates this Section 5.3.3 without knowledge, authorization, permission or consent of that person’s management or supervisor, as long as such Party takes all reasonable steps to terminate such activities as soon as it becomes aware.

5.4    Generics. Upon Daré’s request any time after completion of the first Phase II Clinical Study for any Licensed Product, SST shall assist and cooperate with, and provide complete information to, Daré in support of Daré establishing a strategy for responding to requests for information from Regulatory Authorities and Third Party requestors and preparing submissions responsive to any notice, in each case in respect of generic products notices and inquiries received by Daré; provided that Daré shall make the final decisions with respect to such strategy and any such responses.

6.    MANUFACTURING.

6.1    Manufacturing by SST. SST shall use Commercially Reasonable Efforts to manufacture or otherwise obtain supply of the requirements of formulated, packaged and labeled SST Product for Phase II Clinical Studies in the United States.

6.2    Manufacturing by Daré. Except as provided otherwise under Section 6.1, Daré shall use Commercially Reasonable Efforts to manufacture or otherwise obtain supply of

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the requirements of formulated, packaged and labeled pre-clinical, clinical and commercial supplies of Licensed Products, in each case in the Field of Use in the Territory. As between the Parties and except as provided otherwise under Section 6.1, Daré shall be solely responsible for manufacturing, packaging and labeling of such Licensed Products for the Field of Use for the Territory.

6.2.1    At Daré’s request, SST will promptly provide Daré with copies of all Manufacturing Documentation in SST’s possession or Control, and shall use Commercially Reasonable Efforts to obtain and provide to Daré copies of all other Manufacturing Documentation reasonably necessary for Daré to manufacture non-clinical, clinical and commercial supplies of SST Product. In addition, if requested by Daré, SST shall sell to Daré (or its Affiliates or Sublicensees) any remaining non-clinical and/or clinical supplies of SST Product owned by SST and in SST’s (or its Third Party manufacturer’s) possession as of the Effective Date. Such products will be sold to Daré at [***]. In addition, if requested by Daré, SST shall provide to Daré (or its Affiliates or Sublicensees), at no cost, any remaining non-clinical and/or clinical inventories of SST Product in SST’s (or its Third Party manufacturer’s) possession as of the completion of Phase II Development, where such inventories were funded by Daré per the Development Plan budget.

6.2.2    Upon Daré’s request, SST shall provide all reasonably requested information and assistance to Daré so as to enable the full or partial transfer of the manufacture of the SST Product to a manufacturing facility designated by Daré. SST shall be responsible for the cost of its own employees in connection with providing such information and assistance to Daré. Any Third Party costs and expenses incurred by SST and reasonably necessary to provide such information and assistance to Daré shall be deemed SST Development Costs and, if material, shall be included in the Development Plan budget.    Such assistance shall include, if requested by Daré: (a) permitting Daré and its representatives to observe the manufacture of SST Product at the facility used by SST for the manufacture of SST Product, (b) provision of reasonable access to and consultation of SST personnel knowledgeable of the manufacture of SST Product and (c) provision of all reasonable assistance to Daré in identifying, contacting and securing supply sources for SST Product. Prior to the start of the validation process of a Third Party facility, SST shall have the right to require that the Third Party facility enter into a reasonable agreement with Daré and/or its Third Party manufacturer that includes confidentiality obligations that are at least as protective of SST’s Confidential Information as those set forth in Article 9.

6.3    Compliance with Laws. Each Party shall conduct, or have conducted, all manufacturing of Licensed Product for which it is responsible in accordance with this Agreement and Laws, including all Good Manufacturing Practices.

7.    REGULATORY MATTERS.

7.1    Responsibility.

7.1.1    Prior to the completion of Phase II Development, SST shall use Commercially Reasonable Efforts to implement the strategies set by the JDC with respect to all

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

objectives concerning Marketing Authorization Approval of SST Product in the United States, and SST shall take the lead with respect to the submission of information to the FDA in connection therewith, all in accordance with the Development Plan. After the completion of Phase II Development, Daré shall use Commercially Reasonable Efforts to implement the strategies set by the JDC with respect to all objectives concerning Marketing Authorization Approval of Licensed Products in the Territory, and Daré shall take the lead with respect to the submission of information to the applicable Regulatory Authorities in connection therewith, all in accordance with the Development Plan. Notwithstanding the preceding sentence, Daré may request in writing that SST undertake any particular activities in relation to Marketing Authorization Approval of SST Product, whereupon SST shall use Commercially Reasonable Efforts to perform such activities in accordance with the Development Plan. All costs and expenses incurred by SST under this Section 7.1 (including all out-of-pocket expenses and FTE Costs) shall be deemed SST Development Costs and subject to reimbursement by Daré pursuant to Section 4.4.2. SST and Daré shall cooperate to transfer the active IND for the SST Product from SST to Daré for purposes of the FDA file and sponsor of record.

7.1.2    Daré shall be the IND holder and sponsor of record for all the Clinical Studies (other than Phase II Clinical Studies, for which SST shall be the sponsor of record) and the holder and owner of all the Marketing Authorization Approvals in the Territory for Licensed Products during the Term, and shall be responsible for all associated legal obligations with respect to all of the foregoing. Daré shall maintain all the Marketing Authorization Approvals for Licensed Products in the Territory, including submitting any supplemental applications, annual reports, variations or renewals thereof that are required by applicable Law to be obtained in order to maintain the Marketing Authorization Approval(s) in the Territory. Daré shall use its Commercially Reasonable Efforts, and bear its own costs and expenses, in connection with the foregoing and all other regulatory-related activities Daré undertakes or is required to undertake in the Territory. Daré shall not assign or transfer any Marketing Authorization Approvals in the Territory to any Third Party or Sublicensee without the prior written consent of SST, except in connection with a permitted assignment of this Agreement in its entirety pursuant to Section 15.11.

7.2    Communication. Each Party shall keep the other Party informed of all significant matters arising from such Party’s own regulatory-related activities with respect to Licensed Products and shall provide the other Party with a copy or a summary of any material correspondence that it receives from a Regulatory Authority regarding any Licensed Product, with such copy or summary to be provided in no later than five (5) Business Days after receipt of the correspondence to which it relates. Each Party shall provide the other Party reasonable advance written notice of any meetings, conferences, or calls with Regulatory Authority(ies) in the Territory concerning Licensed Products and an opportunity participate in any such meetings, conferences or calls, and to review and comment on any materials or correspondence proposed to be submitted to any Regulatory Authority. Each Party shall give reasonable consideration to the other Party’s comments and suggestions regarding all such meetings, conferences, calls and/or correspondence.

7.3    Right of Reference.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.3.1    SST hereby grants to Daré and its Affiliates and Sublicensees a right of reference and access to all data and information contained or referenced in any Drug Master Files or any submissions to Regulatory Authorities for any SST Product or any [***] in the Territory that are reasonably necessary or useful for any regulatory filings Daré or its Affiliates or Sublicensees makes with respect to Licensed Products inside the Field of Use. SST will cause its Affiliates, and will obligate its and their licensees, to provide SST with the same right of reference and access as above, such that SST can fulfill the foregoing grant of rights to Daré. SST shall provide the applicable Regulatory Authority(ies) a letter confirming this right of reference at any time within fifteen (15) days after Daré’s request and shall take such other actions and execute such other documents as Daré may reasonably request to further confirm and give effect to this right of reference, and Daré shall reimburse SST for its reasonable costs and expenses incurred in taking such other actions.

7.3.2    Daré hereby grants SST and its Affiliates and licensees a right of reference to all data and information contained or referenced in any Drug Master Files or any submissions to Regulatory Authorities for Licensed Products in the Territory that are reasonably necessary or useful for any regulatory filings SST or its Affiliates or licensees decides to make with respect to [***] outside the Field of Use. Daré will cause its Affiliates, and will obligate its Sublicensees, to provide SST with the same right of reference and access as above, such that Daré can fulfill the foregoing grant of rights to SST. Daré shall provide the applicable Regulatory Authority(ies) a letter confirming this right of reference at any time within fifteen (15) days after SST’s request and shall take such other actions and execute such other documents as SST may reasonably request to further confirm and give effect to this right of reference, and SST shall reimburse Daré for its reasonable costs and expenses incurred in taking such other actions.

7.3.3    If Daré, or its Affiliates or Sublicensees, intends to make use of the rights granted under Section 7.3.1 in connection with any regulatory filings, Daré shall notify SST in writing at least thirty (30) days in advance of such use. Upon receipt of such notice, for any Third Party costs incurred by or on behalf of SST or any of its Affiliates for the generation of the data and information contained in the relevant Drug Master Files or submissions to Regulatory Authorities, where such costs and efforts are not contemplated by the Development Plan, SST shall provide Daré with an invoice for [***] percent ([***]%) of such costs, together with reasonable documentation substantiating the amounts invoiced; provided, however, that SST shall only issue such invoice to the extent such Third Party costs were incurred under or in connection with a bona fide research and development collaboration or similar arrangement with a Third Party for the Development and Commercialization of one or more topically applied pharmaceutical products containing sildenafil or a salt thereof. Daré shall pay all undisputed amounts shown on such invoice within thirty (30) days after receipt thereof.

7.3.4    If SST, or its Affiliates or licensees, intends to make use of the rights granted under Section 7.3.2 in connection with any regulatory filings, SST shall notify Daré in writing at least thirty (30) days in advance of such use. Upon receipt of such notice, Daré shall provide SST with a statement of the amount of any Third Party costs incurred by or on behalf of Daré (including Third Party costs comprised of SST Development Costs actually reimbursed hereunder) or any of its Affiliates for the generation of the data and information

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

contained in the relevant Drug Master Files or submissions to Regulatory Authorities, together with reasonable documentation substantiating the amounts invoiced. Daré may reduce each of its future payment obligations to SST by up to ([***]%) until such time as the aggregate amount of all reductions taken by Daré pursuant to this provision equals ([***]%) of the amount shown on such statement.

7.3.5    Notwithstanding anything to the contrary, Daré’s payment obligation under Section 7.3.2, and Daré’s right to reduce its payments to SST under Section 7.3.4 shall not apply where the corresponding right of reference is utilized solely to comply with a legal obligation to supply information to a Regulatory Authority about an Adverse Event. Furthermore, if Daré disagrees with the amount SST determines it is entitled to be paid by Daré pursuant to Section 7.3.3, or if SST disagrees with the amount Daré determines it is entitled to deduct from its payments to SST pursuant to Section 7.3.4, Daré or SST, as the case may be, shall promptly notify the other Party in writing and the Parties shall use diligent efforts to resolve the dispute through good faith discussion, which shall include escalation to the Senior Executives if such dispute is not promptly resolved. If the Senior Executives do not resolve the dispute within fifteen (15) days after such escalation, either Party may submit the dispute for arbitration pursuant to Section 14.8 hereof.

7.4    Drug Safety Information. Each Party shall comply fully with all applicable Adverse Event reporting requirements in all countries in the Territory and agrees to exchange with the other Party such information as may be necessary to achieve that end and to ensure that the other Party is completely informed regarding Adverse Events with respect to Licensed Products. This includes single case reports, together with an appropriate medical evaluation, as well as aggregate data, such as Periodic Safety Update Reports (PSURs) required by authorities.

7.5    Recalls or Corrective Action. Daré shall have sole responsibility for and shall make all decisions with respect to any recall, market withdrawal or other corrective action related to Licensed Products in the Territory, provided, however, that Daré shall notify SST as soon as reasonably practicable of any anticipated recall, market withdrawal or other corrective action related to Licensed Products in the Territory, shall consult with SST prior to making any such decisions and shall take into account SST’s views and interests in making such decisions. Daré shall be solely responsible for all costs and expenses associated with such recall, market withdrawal or corrective action, whether incurred by Daré, SST or any of SST’s Affiliates, including all fines, fees and refunds to distributors and other customers. If, after delivery of such written notice, Daré fails to commence such recall, market withdrawal or other corrective action within the time period mandated by applicable Law or, then SST shall have the right, upon prior notice to Daré, to undertake the same on its own behalf, in accordance with applicable Law and all of Daré’s reasonable instructions with respect thereto until such time as Daré notifies SST in writing that it will assume control over such recall, market withdrawal or corrective action. Daré shall reimburse SST for its reasonable costs and expenses directly incurred in such efforts. SST will notify Daré as soon as reasonably practicable of any anticipated recall, market withdrawal or other corrective action related to SST Products.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.    MILESTONE AND ROYALTY PAYMENTS.

As partial consideration for the contributions and activities of SST under this Agreement and the rights granted by SST to Daré hereunder, Daré shall make the following payments to SST as set forth in this Article 8:

8.1    Milestone Payments.

8.1.1    In the event SST or Daré achieves a clinical, regulatory or commercial milestone specified below with respect to any Licensed Product (including achievement of any milestone by any Affiliate of SST or any Affiliate or Sublicensee of Daré), then SST or Daré or Daré’s Sublicensee, as applicable, shall promptly notify the other Party in writing of such achievement. Each milestone payment is due only once (unless indicated otherwise) for the first achievement of the milestone for the first Licensed Product, and only as indicated in Sections 8.1.2 and 8.1.3 below.

8.1.2    Within thirty (30) days after achievement of any clinical or regulatory milestone, Daré shall pay to SST the corresponding non-refundable, non-creditable development milestone payments specified in the table below:

Milestone	Base Amount			Supplement for U.S. Strategic Partnership Agreement			Supplement for EU Strategic Partnership Agreement
Clinical Milestones

Completion of the first Phase IIb Clinical Study that exhibits a clinically significant difference in SST Product efficacy compared to placebo for the treatment of Female Sexual Arousal Disorder or a similar indication with pre-specified endpoints agreed to by FDA and supporting advancement towards Phase III Development.

	$	[***	]		[***	]	[***	]
Completion of multiple dose safety and pharmacokinetic Clinical Study in accordance with the Development Plan	$	[***	]		[***	]	[***	]
Completion of drug interaction Clinical Study in accordance with the Development Plan	$	[***	]		[***	]	[***	]
Completion of End of Phase II FDA Meeting permitting advancement to Phase III	$	[***	]	$	[***	]	[***	]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Development
Completion of the first Phase III Clinical Study where the results of such Clinical Study meet the Clinical Study’s primary clinical endpoints.	$	[***	]		[***	]		[***	]
Completion of the second successful Phase III Clinical Study where the results of such Clinical Study meet the Clinical Study’s primary clinical endpoints.	$	[***	]	$	[***	]		[***	]
Regulatory Milestones
NDA Acceptance (payable on each occurrence for each new indication)	$	[***	]		[***	]		[***	]
NDA Approval (payable on each occurrence for each new indication)	$	[***	]	$	[***	]		[***	]
Marketing Authorization Approval in any country in the European Union (payable one (1) time per indication on the first occurrence for each indication)	$	[***	]		[***	]	$	[***	]
First Marketing Authorization Approval outside of United States or European Union (payable on each occurrence for each new indication)	$	[***	]		[***	]		[***	]

For each clinical milestone and regulatory milestone achieved, Daré shall pay the sum of the corresponding amount set forth under the column entitled “Base Amount” plus, as applicable (a) the corresponding supplemental amount, if any, set forth under the column entitled “Supplement for U.S. Strategic Partnership Agreement” (if, at the time the milestone is achieved, Daré has entered into a U.S. Strategic Partnership Agreement) and (b) the corresponding supplemental amount, if any, set forth under the column entitled “Supplement for EU Strategic Partnership Agreement” (if, at the time the milestone is achieved, Daré has entered into an EU Strategic Partnership Agreement). For example, upon the first NDA Approval for a particular indication, the milestone payment due to SST would be $[***] if the milestone was achieved prior to Daré entering into any U.S. Strategic Partnership Agreement, or $[***] if the milestone was achieved after Daré entered into a U.S. Strategic Partnership Agreement. All clinical and regulatory milestones are intended to be cumulative, such that if a later clinical or regulatory milestone is achieved prior to the achievement of one or more earlier clinical or regulatory milestones, the earlier clinical and/or regulatory milestone(s) will be deemed to have been achieved at the time

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the later milestone is achieved, and the corresponding milestone payment(s) shall be due and payable in accordance with this Section 8.1.

8.1.3    Within thirty (30) days after achievement of any commercial milestone, Daré shall pay to SST the corresponding non-refundable, non-creditable development milestone payments specified in the table below:

Commercial Milestones
	Base Amount			Supplement for EU Strategic Partnership Agreement and no U.S. Strategic Partnership Agreement			Supplement for U.S. Strategic Partnership Agreement with or without an EU Strategic Partnership Agreement
Annual Worldwide Net Sales reaches $[***]	$	[***	]		[***	]		[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]		[***	]		[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]	$	[***	]	$	[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]	$	[***	]	$	[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]	$	[***	]	$	[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]	$	[***	]	$	[***	]
Annual Worldwide Net Sales reaches $[***]	$	[***	]	$	[***	]	$	[***	]

8.1.4    For commercial milestones, Daré shall pay the sum of the corresponding amount set forth in the column entitled “Base Amount” plus, as applicable (a) the corresponding supplemental amount, if any, set forth in the column entitled “Supplement For EU Strategic Partnership Agreement (and no U.S. Strategic Partnership)” (if, as of the date the milestone is achieved, Daré has entered into a EU Strategic Partnership Agreement but has not entered into a U.S. Strategic Partnership Agreement) or (b) the corresponding supplemental amount, if any, set forth in the column entitled “Supplement For U.S. Strategic Partnership Agreement with or without an EU Strategic Partnership” (if, as of the date the milestone is achieved, Daré has entered into a U.S. Strategic Partnership Agreement, whether or not Daré has also entered into an EU Strategic Partnership Agreement). For example, if Annual Worldwide Net Sales reaches $[***], the milestone payment due to SST would be $[***] if the milestone was achieved prior to Daré entering into any U.S. Strategic Partnership Agreement, or $[***] if

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the milestone was achieved after Daré entered into a U.S. Strategic Partnership Agreement, or $[***] if the milestone was achieved prior to Daré entering into any U.S. Strategic Partnership Agreement but after Daré entered into an EU Strategic Partnership Agreement. All commercial milestones are intended to be cumulative, such that if more than one (1) commercial milestone is achieved during the same calendar year, each such milestone shall be deemed to have been achieved, and the corresponding milestone payment(s) shall be due and payable in accordance with this Section 8.1.

8.1.5    It is the intent of the Parties that the achievement of any milestone under Section 8.1.2 or 8.1.3 shall result in a payment to SST either pursuant to Section 8.1 or pursuant to Section 8.3. Accordingly, and notwithstanding anything to the contrary, if Daré receives a milestone payment from any Sublicensees for the achievement of any of the clinical, regulatory or commercial milestones set forth in Sections 8.1.2 and/or 8.1.3, and the amount of such milestone payment qualifies as Sublicense Income in accordance with the proviso in the first sentence of Section 1.86 (i.e., because such milestone payment received by Daré exceeds [***] ([***]) times the amount of the corresponding milestone payment otherwise payable by Daré to SST under Section 8.1.2 or 8.1.3, as applicable), such corresponding milestone payment payable by Daré to SST shall not be due or payable to SST, and SST shall instead receive, in accordance with Section 8.3, the payment due to SST in respect of the Sublicense Income attributable to the milestone payment received by Daré.

8.2    Royalties.

8.2.1    Net Sales Royalties. During the Royalty Term, Daré will pay quarterly royalties to SST based on Annual Worldwide Net Sales of Licensed Products by Daré and its Affiliates (including amounts received from distributors and resellers), which royalties are marginal as set forth in the table below. For clarity, only one royalty shall be due to SST with respect to the sale of the same unit of a Licensed Product, and Daré shall not owe royalties on Licensed Products sold in a country after expiration of the Royalty Term for such Licensed Product in such country.

Royalty Rate		Annual Worldwide Net Sales by Dare and its Affiliates
[***]	%	< $[***]
[***]	%	Portion of Annual Worldwide Net Sales from $[***] but less than and $[***]
[***]	%	Portion of Annual Worldwide Net Sales from $[***] but less than $[***]
[***]	%	Portion of Annual Worldwide Net Sales from $[***] but less than $[***]
[***]	%	Portion of Annual Worldwide Net Sales that is

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

$[***] or greater

8.2.2    Timing of Royalty Payments. Daré shall make all royalty payments for Net Sales received during each calendar quarter within forty-five (45) days after the end of such calendar quarter.

8.2.3    Discounts and Bundling. To the extent permitted by applicable Laws, Daré shall not, and shall ensure that its Affiliates and Sublicensees do not, sell a Licensed Product to any Third Party at a discount greater than that allowed by applicable Laws or that which is customary in the industry (and Daré shall not be entitled to deduct the excess portion of such discount in the calculation of Net Sales in respect of such sale). In addition, to the extent permitted by applicable Laws, if Daré or any of its Affiliates or Sublicensees sells the Licensed Product to a customer who also purchases Other Products from any such entity, Daré agrees not to, and shall require its Affiliates and their Sublicensees not to, bundle or include the Licensed Product as part of any multiple product offering in a manner that (a) is reasonably likely to disadvantage such Licensed Product in order to benefit sales or prices of Other Products offered for sale by Daré or its Affiliates or Sublicensees to such customer or (b) is designed to deprive SST from the benefit of the definition of Net Sales and corresponding royalty and Sublicense Income payments hereunder. Without limiting the foregoing, in the event that a Licensed Product is included as a “bundle” of products and/or services, Daré may discount the bona fide list price of a Licensed Product by no more than the average percentage discount of all products in a particular “bundle,” calculated as [***], where [***] equals the total discounted price of a particular “bundle” of products, and [***] equals the sum of the undiscounted bona fide list prices of each unit of every product in such “bundle.”

8.2.4    Calculation of Net Sales for Combination Products. With respect to Combination Products, if Licensed Products are sold in the form of Combination Products containing one or more pharmaceutical or biologics products, diagnostic products, or active ingredients other than sildenafil, Net Sales for the Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction [***] where [***] is the invoice price of a Licensed Product containing sildenafil as the only active ingredient if sold separately, and [***] is the total invoice price of all other active component or components, or devices, in the combination, if sold separately. If, on a country-by-country basis, the other active component or components in the combination are not sold separately in said country, Net Sales for the purpose of determining royalties of the Combination Product shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction [***] where [***] is the invoice price of either the Licensed Product containing sildenafil as the only active ingredient, if sold separately, and [***] is the invoice price of the Combination Product. If, on a country-by-country basis, neither such Licensed Product nor the other active component or components of the Combination Product is sold separately in said country, Net Sales for the purposes of determining royalties of the Combination Product shall be determined by the Parties in good faith based on the relative value of the Licensed Product and the additional active ingredients that are included in the Combination Product.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.2.5    Royalty Reduction Upon Loss of Patent Coverage. If, in a particular country, a Licensed Product ceases to be Covered by a Valid Claim of Licensed Patents in such country, the royalty rate applicable to Net Sales of such Licensed Product in such country shall be reduced by [***] percent ([***]%). The foregoing reduction shall not apply to any Net Sales of a Licensed Product in a country by Daré or its Affiliates or Sublicensee after such time, if any, during the Royalty Term applicable to such Licensed Product, as such Licensed Product becomes Covered by a Valid Claim of at least one Licensed Patent in such country, for so long as it continues to be Covered by at least one such Valid Claim.

8.2.6    Royalty Reduction for Generic Presence. If one or more Generic Products (other than a Generic Product sold by Daré or its Affiliates or Sublicensees) with respect to a particular Licensed Product is sold commercially in a particular country at any time at least six (6) months prior to Daré or its Affiliates’ or Sublicensee’s receipt of Net Sales in respect of such Licensed Product in such country (“Generic Product Presence”), then the royalty rate applicable under Section 8.2.1 in respect of such Net Sales will be reduced by [***] percent ([***]%).

8.2.7    Royalty Offset for Third Party IP.

(a)    If, following the Effective Date, it is necessary for Daré or an Affiliate to license one or more Patents in the Territory from one or more Third Parties in order to Commercialize any Licensed Product in the Territory, then Daré or its Affiliate will have the right to, and may, in its sole discretion, negotiate and obtain a license under such Patents with respect to Licensed Products (each such Third Party license is referred to herein as a “Necessary Third Party License”). A license to Third Party Patents will be deemed “necessary” under this Section 8.2.7(a) if (i) in the absence of a license under such Third Party Patents, the Commercialization of the applicable Licensed Product would, in Daré’s or its Affiliate’s reasonable good faith assessment, upon advice of patent counsel, infringe such Third Party Patents and (ii) the infringement would not be the result of any change(s) to any Licensed Product (including the SST Product) made by or on behalf of Daré, any Affiliate thereof, or any Sublicensee following the first milestone event identified in Section 8.1.2 (including a change to the formulation, approved use, or manufacture thereof). If Daré or an Affiliate enters into one or more Necessary Third Party Licenses in accordance with the preceding sentence under which Daré or its Affiliate is required to pay royalties to such Third Party(ies) in order to practice the Licensed IP or to otherwise make, use, sell, or import the SST Product or any Licensed Product, then Daré may credit [***] percent ([***]%) of the royalties paid to such Third Party(ies), with respect to Net Sales in the country(ies) where the Third Party license is necessary, during a calendar quarter against royalties payable by Daré to SST under Section 8.2.1 for such Licensed Product in such calendar quarter, provided, however, no royalty payment to SST be reduced as a result of this Section 8.2.7(a) to less than [***] percent ([***]%) of what would otherwise have been due in the absence of such reduction.

(b)    If, following the Effective Date, Daré or an Affiliate licenses one or more Patents in the Territory from one or more Third Parties in order to Commercialize any Licensed Product in the Territory, which license is not a Necessary Third Party License, Daré or its Affiliate will have the right to, and may, in its sole discretion,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

negotiate and obtain a license under such Patents with respect to Licensed Products (each such Third Party license is referred to herein as a “Elective Third Party License”). If Daré or an Affiliate enters into one or more Elective Third Party Licenses in accordance with the preceding sentence under which Daré or its Affiliate is required to pay royalties to such Third Party in order to practice the Licensed IP or to otherwise make, use, sell, or import the SST Product or any Licensed Product, then Daré may deduct from its payments to SST under Section 8.2.1 an amount equal to [***] percent ([***]%) of the total, aggregate royalty payments made by or on behalf of Daré or its Affiliate to such Third Parties, with respect to Net Sales in the country(ies) where the Third Party license is necessary, under all such Elective Third Party Licenses to the extent the payment of such royalties is allocable to the sale by Daré or its Affiliates or Sublicensees of Licensed Products during the calendar quarter in which such deduction is made, provided, however, no royalty payment to SST be reduced as a result of this Section 8.2.7(b) to less than [***] percent ([***]%) of what would otherwise have been due in the absence of such reduction..

(c)    Sublicensees shall also have the benefit of the royalty offset described in this Section 8.2.7 with respect to license agreements entered into by such Sublicensee with a Third Party under which the Sublicensee licenses in patent rights for which it is required to pay royalties to such Third Party as described above, but only where the such license agreement would qualify as a Necessary License Agreement if such license agreement had been entered into by Daré.

8.2.8    Maximum Royalty Deduction. The maximum aggregate royalty reductions applied to a particular royalty payment hereunder with respect to any given Licensed Product as a result of Sections 8.2.5, 8.2.6 and 8.2.7 shall not exceed [***] percent ([***]%) of the corresponding royalty rate identified in Section 8.2.1.

8.3    Sublicense Income. Daré shall pay SST, within sixty days (60) days after the end of each calendar year, on a Sublicensee-by-Sublicensee basis as consideration for a sublicense grant under this Agreement, the greater of (a) [***] percent ([***]%) of any Sublicense Income received by Daré or any of its Affiliates from the Sublicensee during the applicable calendar year or (b) royalties on the Net Sales of Licensed Products by such Sublicensee or any of its Affiliates during such calendar year during the Royalty Term. The royalty rates (which rates are subject to deductions as permitted in Sections 8.2.5, 8.2.6 and 8.2.7, and to the maximum deduction described in Section 8.2.8) shall be based on the amount of Net Sales generated by all Sublicensees in the aggregate, as follows:

Royalty Rate		Net Sales Received by all Sublicensees under at least one (1) of the following: (a) U.S. Strategic Partnership Agreements, (b) EU Strategic Partnership Agreements or (c) all other sublicenses combined
[***]	%	< $[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

[***]	%	Portion of annual Net Sales from $[***] but less than $[***]
[***]	%	Portion of annual Net Sales that is $[***] or greater

For the avoidance of doubt, any royalties received by Daré in respect of sales of Licensed Products by any Sublicensees shall be considered Sublicense Income and subject to the provisions of this Section 8.3, but shall not be included in Annual Worldwide Net Sales for purposes of calculating royalties payable Daré under Section 8.2.

8.4    Net Sales and Sublicense Income Reports. Within sixty (60) days following the end of each calendar quarter, Daré shall submit to SST a written statement reporting Annual Worldwide Net Sales on a Licensed Product-by-Licensed Product, country-by-country basis during such calendar quarter, the year-to-date, total royalty payments due SST in respect of such Annual Worldwide Net Sales, the amounts of Sublicense Income received by Daré on Licensed Product-by-Licensed Product, country-by-country basis during such calendar quarter, total Sublicense Income payments due SST in respect of such Sublicense Income, and information supporting the calculation of such Net Sales and Sublicense Income.

8.5    Payment Terms.

8.5.1    All sums due to SST shall be payable in United States dollars by bank wire transfer in immediately available funds to such bank account(s) as SST shall designate, and shall be payable within forty-five (45) days following receipt of SST’s invoice.

8.5.2    When Licensed Products are sold for monies other than United States dollars, the Net Sales of such Licensed Products will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States funds. The exchange rate will be the applicable rate published by the Wall Street Journal on the last Business Day of the calendar quarter in which such royalties accrued.

8.5.3    Where royalties are due for Net Sales in a country where by reason of currency regulations of any kind it is impossible to make royalty payments for that country’s Net Sales in accordance with Section 8.5.1, said royalties shall be deposited in whatever currency is allowable for the benefit or credit of SST in an account designated by SST in an accredited bank in that country.

8.5.4    In case of any delay in payment by Daré to SST, interest on the overdue payment shall accrue at an annual interest rate, compounded monthly, equal to the prime rate as reported in money rate section of The Wall Street Journal, New York edition, as determined for each month on the last business day of that month plus [***] percent ([***]%), or if lower, the maximum rate allowed by applicable Laws, assessed from the day payment was initially due. The foregoing interest shall be due from Daré in response to an invoice therefor.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.6    Tax Withholding, Financial Records and Audits.

8.6.1    Daré will make all payments to SST under this Agreement without deduction or withholding for taxes except to the extent that any such deduction or withholding is required by law in effect at the time of payment.

8.6.2    If laws or regulations require Daré to withhold any taxes from royalty or advance payments made to SST under this Agreement, then such taxes shall be deducted by Daré as required by law from such remittable royalty, milestone or similar payments and shall be paid by Daré to the proper tax authorities. Official receipts of payment of any withholding tax shall be secured and sent to SST as evidence of such payment.

8.6.3    Daré and SST will cooperate with respect to all documentation required by any taxing authority or reasonably requested by Daré to secure a reduction in the rate of applicable withholding taxes.

8.6.4    SST shall have the right, at its own expense, to nominate an independent certified public accountant acceptable to and approved by Daré, said approval not to be unreasonably withheld, who shall have access to Daré’s records upon at least thirty (30) days’ notice and during reasonable business hours and at Daré’s premises and under obligations of strict confidence for the purpose of verifying the amounts payable by Daré under this Agreement for any period within the preceding twenty-four (24) month period, but this right may not be exercised more than once in any twelve (12) months except for re-audits performed by SST following a certified deficiency of any payment to SST during an audited period by two percent (2%) or more. No calendar year will be subject to audit under this Section 8.6.4 more than once. The accountant shall disclose to SST only information relating to the accuracy of the amounts payable by Daré under this Agreement. Daré will receive a complete, unredacted copy of all reports and findings from any audit under this Section 8.6.4 concurrently with receipt by SST. If any audit or examination shall certify a deficiency of any payment due hereunder, and the results of such audit or examination are not subject to a good faith dispute, Daré shall make payment to SST of such deficiency plus interest at the prevailing prime rate reported in United States dollars in the money rate section of Wall Street Journal, New York edition on the date of communication to Daré of such deficiency plus two percent (2%) for the period of such deficiency. Payment shall be made within thirty (30) days following notification of Daré by SST of such deficiency. In addition, in the event that such an audit or examination shall certify a deficiency of any royalty payment due in an amount equaling or exceeding five percent (5%) of Daré’s accounting of the undisputed amounts due during the audited period, and the results of such audit or examination are not subject to a good faith dispute, Daré shall also reimburse SST for the reasonable costs charged by the accountant for such audit. Any certified overpayment shall be creditable against future payments owed by Daré.

8.7    No Other Compensation. Neither Party will be obligated to pay any additional fees, milestone payments, royalties or other payments of any kind to the other hereunder.

9.    CONFIDENTIAL INFORMATION.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

9.1    Definition. “Confidential Information” means confidential or proprietary information, data or know-how, whether provided in written, oral, visual or other form, provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) in connection with this Agreement, including the terms of this Agreement and information relating to the Disclosing Party’s existing or proposed research, development efforts, Patent applications, business or products, including Licensed Know-How. Confidential Information shall not include any such information that: (a) is already rightfully known to the Receiving Party or its Affiliates (other than under an obligation of confidentiality at least as stringent as required in this Agreement) at the time of disclosure (as evidenced by written records of the Receiving Party); (b) is or becomes generally available to the public other than through any wrongful act or omission of the Receiving Party or its Affiliates, including breach of this Agreement by the Receiving Party or its Affiliates; (c) is disclosed to the Receiving Party or its Affiliates without an obligation of confidentiality by a Third Party who had no separate nondisclosure obligation to the Disclosing Party in respect of such information; or (d) is independently discovered or developed by or on behalf of the Receiving Party or its Affiliates without the use of or reference to the Confidential Information of the Disclosing Party (as evidenced by written records of the Receiving Party). The terms of this Agreement shall be deemed Confidential Information of each Party. The Parties agree that with respect to the Licensed IP, SST shall be deemed the Disclosing Party.

9.2    Confidentiality. The Receiving Party shall keep in confidence all Confidential Information of the Disclosing Party with the same degree of care it employs to maintain the confidentiality of its own Confidential Information, but no less than a reasonable degree of care. The Receiving Party shall not use such Confidential Information for any purpose other than in performance of this Agreement or disclose the same to any other Person other than to such of its Affiliates and its and their employees, agents and subcontractors who have a need to know such Confidential Information to implement the terms of this Agreement. A Receiving Party shall advise any such Affiliate, employee, agent, and subcontractor who receives Confidential Information of such obligations, and the Receiving Party shall ensure (through enforcement of written agreements or otherwise) that all such Affiliates, employees, agents, and subcontractors comply with such obligations as if they had been a Party hereto. The Receiving Party will be liable for breach of confidentiality by any of its Affiliates and its and their employees, agents, and/or subcontractors.

9.3    Permitted Disclosure and Use. The Receiving Party shall have the right to disclose Confidential Information if, (a) in the reasonable opinion of the Receiving Party’s legal counsel, such disclosure is required by any applicable Laws (including the rules of any stock exchange), provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party and the Receiving Party seeks confidential treatment of such Confidential Information to the maximum extent permitted by the relevant Governmental Authority; or (b) a court, tribunal, administrative agency or other Governmental Authority orders such disclosure, provided that the Receiving Party gives adequate prior notice of such disclosure to the Disclosing Party to permit the Disclosing Party to intervene and to request protective orders or other confidential treatment. The Receiving Party will cooperate reasonably with any such efforts by the Disclosing Party. Without limiting Section 9.2, each Party may disclose Confidential Information of the other Party to Third Parties under appropriate terms and conditions, including

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

confidentiality provisions substantially equivalent to these in this Agreement only (a) for fundraising, sublicensing, consulting, manufacturing, development, Commercialization, external testing and marketing studies with respect to the Licensed Products covered by this Agreement or (b) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable governmental regulations, conducting preclinical or Clinical Studies, and developing and marketing Licensed Products pursuant to this Agreement. The disclosing Party shall be responsible for any breaches of confidentiality by such Third Parties to whom it has disclosed the other Party’s Confidential Information. Furthermore, notwithstanding any other provision of this Agreement, each Party may disclose the other Party’s Confidential Information as necessary in connection with any proposed financing, merger or similar transaction, subject to confidentiality, or as necessary to obtain legal or financial advice from its attorneys, insurers, accountants and legal or financial advisors. The Parties shall also be permitted to make disclosures consistent with, and pursuant to, Sections 15.1 (Publications) and 15.2 (Public Announcements).

9.4    Return. Upon termination of this Agreement, the Receiving Party shall return or destroy all documents or other media containing Confidential Information of the Disclosing Party with the exception of one (1) copy for the sole purpose of monitoring and documenting the confidentiality obligations hereunder.

9.5    Remedies. Money damages may not be an adequate remedy if this Article 9 is breached and, therefore, either Party may, in addition to any other legal or equitable remedies, seek an injunction or other equitable relief in any court of competent jurisdiction against such breach or threatened breach without the necessity of posting any bond or surety.

9.6    Survival. This Article 9 shall survive the expiration or termination of this Agreement for a period of ten (10) years.

10.    REPRESENTATIONS AND WARRANTIES.

10.1    Mutual Representations and Warranties. SST and Daré each represents and warrants to the other as of the Signature Date:

10.1.1    Such Party: (a) is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; and (b) has the requisite corporate power and authority and the legal right to conduct its business as now conducted and hereafter contemplated to be conducted;

10.1.2    The execution, delivery and performance of this Agreement by such Party: (a) are within the corporate power of such Party; (b) have been duly authorized by all necessary or proper corporate action; (c) do not conflict with any provision of the organizational documents of such Party; (d) will not, to the Party’s knowledge, violate any Laws or any order or decree of any court or Governmental Authority; and (e) will not violate or conflict with any terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Party is a party, or by which such Party is bound;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.1.3    This Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms;

10.1.4    No governmental authorization, consent, approval (except Marketing Authorization Approvals), license, registration, filing or exemption therefrom with any court or other Governmental Authority is or will be necessary for, or in connection with, the performance of the transaction contemplated by this Agreement or any other agreement or instrument executed in connection therewith; and

10.1.5    Neither such Party nor, to either Party’s knowledge, any of its employees, has been debarred by the FDA (or similar action by any other Regulatory Authority), or subject to an FDA debarment investigation or proceeding (or similar investigation or proceeding by any other Regulatory Authority) for any reason.

10.2    Daré Representations, Warranties and Covenants. Daré represents, warrants and covenants to SST as of the Signature Date:

10.2.1    Daré has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and Daré has entered into this Agreement based on its own independent due diligence investigation and evaluation;

10.2.2    Daré is not a party to or otherwise bound by any oral or written contract or agreement that will result in any Third Party obtaining any interest in, or that would give to any Third Party any right to assert any claim in or with respect to, any of Daré’s rights granted under this Agreement; and

10.2.3    Daré is not currently a party to, and during the Term will not enter into, any agreements, oral or written, that conflict with its obligations under this Agreement.

10.3    SST Representations, Warranties and Covenants. SST represents and warrants to Daré as of the Signature Date:

10.3.1    SST has utilized its own scientific, marketing and distribution expertise and experience to analyze and evaluate both the scientific and commercial value of this collaboration, and SST has entered into this Agreement based on its own independent assessment and evaluation;

10.3.2    Neither SST nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of SST’s rights that are subject to the exclusive license grant granted under this Agreement;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.3.3    SST is not currently a party to, and during the Term will not enter into, any agreements, oral or written, that conflict with its obligations under this Agreement;

10.3.4    All of the Licensed Patents listed on Exhibit 1 are pending or issued and have not been abandoned as of the Signature Date, and SST or its Affiliates have timely paid all filing and renewal fees payable with respect to such Licensed Patents;

10.3.5    SST is the sole and exclusive owner of, or has obtained exclusive licenses to, the Licensed Patents and Licensed Know-How;

10.3.6    No Licensed IP is subject to any funding agreement with any Government Authority;

10.3.7    SST has not previously assigned, transferred, conveyed or otherwise encumbered its rights, title and interests in the SST Product or Licensed IP in a manner that would prevent or restrict SST and/or Daré from Developing and/or Commercializing Licensed Products as set forth herein, or prevent or restrict Daré from exploiting its rights granted under Section 2.1;

10.3.8    There is no intellectual property right, and in particular no Patent, Controlled by SST or SST Parent or any Affiliate of either, other than the Licensed Patents, that would prevent or restrict SST and/or Daré from Developing and/or Commercializing Licensed Products as set forth herein, or that would prevent or restrict Daré from exploiting its rights granted under Section 2.1;

10.3.9    The Licensed Patents are existing and, to the best of SST’s and its Affiliates’ knowledge, are not invalid or unenforceable, in whole or in part. SST and its Affiliates are not aware of any claim made against any of them asserting the invalidity, misuse, unenforceability or non-infringement of any of the Licensed Patents;

10.3.10    To SST’s and its Affiliates’ knowledge, there are no claims, judgments or settlements against or pending with respect to the Licensed Patents or any component of Licensed Know-How; and neither SST nor SST Parent nor any Affiliate of either has received written notice that any such claims, judgments or settlements are threatened, and, to SST’s knowledge and the to the knowledge of SST Parent, there are no such claims, judgments or settlements are threatened;

10.3.11    No patent application or registration within the Licensed Patents is subject of any pending interference, opposition, cancellation or patent protest;

10.3.12    To SST’s and its Affiliates’ knowledge, the practice of the Licensed IP does not infringe or misappropriate any Third Party intellectual property right;

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.3.13    To SST’s and its Affiliates’ knowledge, no Third Party is infringing the Licensed Patents and no Third Party has misappropriated any Licensed Know-How; and

10.3.14    To SST’s and its Affiliates’ knowledge, all information disclosed at any time prior to the Effective Date by SST relating to the SST Product and Licensed IP is, in all material respects, true, accurate, complete and not misleading.

10.4    SST Representations, Warranties and Covenants. SST represents and warrants and covenants to Daré on an ongoing basis:

10.4.1    SST shall fulfill all of its obligations, including its payment obligations, under the License Agreement; and

10.4.2    SST shall not amend, waive, take any action or omit to taking any action that would alter or otherwise modify any of SST’s rights under, or violate or breach, the terms of the License Agreement in a manner that would reasonably be expected to adversely affect Daré’s rights under this Agreement and shall not terminate the License Agreement without Daré’s prior written consent. SST shall promptly notify Daré of any default under, termination or amendment of the License Agreement.

10.5    SST Parent Representations, Warranties and Covenants. SST Parent represents and warrants and covenants to Daré on an ongoing basis that (a) for so long as this Agreement remains in effect, SST and SST Parent will not assign, transfer, terminate, modify or amend the License Agreement in any manner that conflicts with the license granted to Daré under Section 2.1 or otherwise adversely affects Daré’s rights under this Agreement, (b) SST Parent and its Affiliates shall be jointly and severally liable for the financial liabilities of SST under this Agreement if and to the extent SST defaults on any such liabilities, and SST Parent and its Affiliates shall be jointly and severally liable for SST’s indemnification obligations hereunder, and (c) in the event the License Agreement is terminated for any reason during the Term, SST Parent shall, if requested by Daré in writing, enter into a license agreement directly with Daré on substantially the same terms and conditions as those set forth in this Agreement. The scope and territory of the license grant under such license agreement shall be the same as that granted by SST to Daré as of the effective date of termination of the License Agreement and SST Parent shall not have any obligations under such license agreement that are greater than or inconsistent with the obligations of SST under the License Agreement. SST and SST Parent shall each notify Daré promptly upon the delivery or receipt (whichever occurs first) of any notice of termination of the License Agreement, and shall notify Daré promptly upon amending the License Agreement, which notice shall include a copy of the amendment.

10.6    Disclaimer of Warranty. Except for the express warranties made under Sections 10.1, 10.2, 10.3 and 10.4, nothing in this Agreement shall be construed as a representation or warranty by either Party: (a) that any Licensed Product made, used, sold or otherwise disposed of under this Agreement is or will be free from infringement of patents, copyrights, trademarks or other intellectual property rights of any Third Party; (b) regarding the effectiveness, value, safety, non-toxicity or patentability of any technology, Licensed Products or

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

any results provided by either Party pursuant to this Agreement; or (c) that any Licensed Product will obtain Marketing Authorization Approval in any country. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE AND COMMERCIALIZATION OF THE LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO THE LICENSED PRODUCTS WILL BE ACHIEVED.

11.    INDEMNIFICATION.

11.1    Indemnification by Daré. Subject to Section 11.3, Daré shall defend SST and its Affiliates and each of their officers, directors, employees, consultants, successors and assigns from and against all Claims of Third Parties, and shall pay all associated Losses, to the extent arising out of (a) Daré’s negligence or willful misconduct in performing any of its obligations under this Agreement, (b) breach by Daré of any of its representations or warranties under this Agreement, or (c) the Development, Commercialization, use, handling, storage, marketing, sale, distribution or other disposition of Licensed Products by Daré, its Affiliates, agents or subcontractors, except to the extent as set forth in Section 11.2.

11.2    Indemnification by SST. Subject to Section 11.3, SST shall defend Daré and its Affiliates and each of their officers, directors, employees, consultants, successors and assigns from and against all Claims of Third Parties, and shall pay all associated Losses, to the extent arising out of (a) SST’s negligence or willful misconduct in performing any of its obligations under this Agreement or (b) breach by SST of any of its representations or warranties under this Agreement, or (c) the Development, manufacture, use, handling, storage, distribution or other disposition of Licensed Products by SST, its Affiliates, agents, or subcontractors, except to the extent as set forth in Section 11.1

11.3    Procedure for Indemnification.

11.3.1    Notice. Each Party (the “Indemnified Party”) will notify promptly the other Party (the “Indemnifying Party”) in writing if it becomes aware of a Claim (actual or potential) by any Third Party or any proceeding (including any investigation by a Governmental Authority) for which indemnification may be sought and will give such related information as the Indemnifying Party shall reasonably request.

11.3.2    Defense of Claim. The Indemnifying Party shall have sole control over the defense and/or settlement of any such Claims and shall be responsible for satisfying and discharging any award made to or settlement reached with the Third Party pursuant to the terms of this Agreement. The Indemnifying Party shall retain counsel to represent the Indemnified Party and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, the Indemnified Party, at its sole expense,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

shall have the right to retain its own counsel at its own expense. The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld, refused, conditioned or delayed), effect any settlement of any such Third Party Claim, unless such settlement includes an unconditional release of the Indemnified Party from all liability on such Claims. The Indemnified Party may not consent to any settlement or judgment of any Claim without the Indemnifying Party’s prior written consent.

11.4    Insurance. Each Party shall maintain (a) product liability insurance covering the obligations of that Party under this Agreement during the Term and for five (5) years thereafter, which insurance shall afford limits of not less than [***] Dollars (US$[***]) for each occurrence and in the aggregate for personal injury liability and property damage liability and (b) clinical trials insurance covering the obligations of that Party with respect to the conduct of Clinical Studies under this Agreement through the term of the Agreement and for five (5) years thereafter, which insurance shall afford limits of not less than [***] Dollars (US$[***]) for each occurrence and in the aggregate. All such insurance shall include worldwide coverage including coverage for United States jurisdiction claims and occurrences. If requested, each Party will provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days’ written notice to the insured of a cancellation of, or material change in, the insurance. All insurance companies must be rated “A” or better with a financial rating of VII or better in the most recent A.M. Best rating and must be authorized to do business in the United States of America and all other jurisdictions where business is being transacted covering all operations under this Agreement.

12.    INTELLECTUAL PROPERTY.

12.1    Ownership of Inventions. Daré shall own all rights, title and interests in and to any Daré Inventions. SST shall solely and exclusively own all rights, title and interests in and to any SST Inventions. Each Party shall own a fifty percent (50%) undivided interest in all Joint Inventions. Except as expressly provided in this Agreement and subject to any restrictions therein, each joint owner may make, sell, use, license, assign, pledge or keep Joint Inventions, and otherwise undertake all activities a sole owner might undertake with respect to such Joint Inventions, without the consent of and without accounting to the other joint owner, provided that any assignment, license or other disposition or use (a) shall at all times be and remain subject to the grants of rights and accompanying conditions and obligations with respect thereto under this Agreement, and (b) allow the Parties to exercise their rights and perform their obligations under this Agreement, in particular to Develop and Commercialize Licensed Products in at least the same scope as prior to such assignment, license or other such disposition.

12.2    Ownership of Improvements. Subject to the license granted to Daré under Section 2.1, SST shall solely and exclusively own all rights, title and interests in and to any and all Improvements. To the extent Daré, any of its Affiliates or any Sublicensee acquires any ownership interests in any Improvements, Daré hereby assigns and agrees to assign such ownership interests to SST.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12.3    Inventorship. Inventorship for inventions (including inventions comprising Improvements) shall be determined in accordance with the patent laws of the United States (Title 35, United States Code). The Parties shall each maintain detailed laboratory notebooks, in accordance with customary practices in the industry, sufficient to evidence inventorship for purposes of patent filings.

12.4    Prosecution and Maintenance of Patents.

12.4.1    SST shall have the sole right (but not the obligation) to prepare, file, prosecute and maintain the Licensed Patents. SST shall have the authority to select patent counsel, to determine the form and content of such filing, prosecution and maintenance documents and to make all decisions regarding whether to file, prosecute and maintain such Licensed Patents, and in which countries to do so. SST shall provide Daré with copies of all official correspondence (including applications, office actions and responses) relating to filing, prosecution and/or maintenance of Licensed Patents in the Territory. SST shall consult with Daré in good faith regarding the preparation, filing, prosecution, and maintenance of the Licensed Patents, including the conduct of interferences, the defense of oppositions and other similar proceedings with respect to Patents. Without limiting the foregoing, SST will timely provide Daré with a copy of any proposed patent application within the Licensed Patents and any proposed response or submission to any patent office in relation to any such patent application at least thirty (30) days prior to the filing or response deadline and will consider in good faith all comments made by Daré with respect to such draft response or submission. To that end, SST will keep Daré reasonably informed of the status of the Licensed Patents, including, without limitation: (A) by providing Daré with copies of all material communications received from or filed in patent office(s), or received from or sent to foreign attorneys, with respect to such filing, (B) by providing a status report at least annually and (C) by providing Daré a reasonable time, but in any event not less than thirty (30) days, prior to taking or failing to take any action that would materially affect the pendency of any such filing, with prior written notice of such proposed action or inaction so that Daré has a reasonable opportunity to review and comment. In furtherance of the foregoing requirements, SST shall itself, or shall instruct and use reasonable efforts to ensure that its outside patent counsel, promptly forward to Daré a copy of all correspondence received from or sent to any patent office relating to the Licensed Patents, and the Parties shall enter into a reasonable commonality of interest agreement if deemed advisable by their respective patent counsel. The Parties will confer regarding the desirability of seeking in any country any patent term adjustment, patent term extension, supplemental patent protection or related extension of rights. If SST disagrees with any of Daré’s comments, it shall consult with Daré in good faith prior to taking any material action contrary thereto.

12.4.2    Daré shall be responsible for [***] percent ([***]%) of all costs incurred by SST after the Effective Date in connection with the filing, prosecution or maintenance of the Licensed Patents in accordance with Section 12.4.1, including (a) filing fees, (b) reasonable attorneys’ fees and other expenses associated with application preparation, prosecution, and maintenance, (c) all reasonable costs incurred in reexamination, oppositions and interference proceedings in the United States Patent and Trademark Office and/or the United States Courts, (d) maintenance fees and annuities, including any service fees paid to an annuity payment service provider and (e) reasonable attorneys’ fees and filing fees associated with

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

protest or appeal proceedings (collectively, “Patent Costs”), provided that if the Parties are unable to come to an agreement following good faith and reasonable discussions regarding whether to file, whether or how to prosecute and/or whether to maintain or abandon a particular Patent, then SST shall have final decision-making authority with respect thereto, but Daré will not be responsible for any subsequent costs incurred in direct connection with the filing, prosecution or maintenance of such Patent. Daré shall pay SST Daré’s share of Patent Costs within forty-five (45) days after receipt of an undisputed invoice from SST for such amounts that are supported with reasonable documentation for the amounts charged in such invoice. If SST grants or has granted a license under any one or more Licensed Patents to any Third Party before or during the Term, and is entitled to additional reimbursement of Patent Costs from such Third Party, then the Patent Costs incurred in connection with such Licensed Patents following the effective date of such license shall be prorated equally among all such licensees (including Daré).

12.4.3    SST shall not abandon prosecution or maintenance of any Licensed Patents without notifying Daré in a timely manner of SST’s intention and reason therefor and providing Daré with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Licensed Patents as set forth below. In the event that SST abandons prosecution or maintenance of Licensed Patents in the Territory at any time during the Term, SST shall provide Daré written notice of such determination at least forty-five (45) days before any deadline for taking action to avoid abandonment or other loss of rights (and shall clearly specify in such notice any pending deadlines). Daré may assume prosecution and maintenance responsibility therefor in the name of SST, and the costs associated with such prosecution shall be paid by Daré at its sole discretion. No such action by Daré will change the ownership or license provisions with respect to the applicable Licensed Patent unless agreed by the Parties in writing. SST will execute all documents that Daré may reasonably request for such purposes.

12.4.4    Joint Patents. SST and Daré shall select the Party that shall be responsible for filing, prosecuting and maintaining Joint Patents. The Parties shall pay [***] percent ([***]%) of all costs associated with the preparation, prosecution and maintenance of Joint Patents unless the Parties otherwise agree in writing. The determination of the countries in which to file Joint Patents shall be made jointly by the Parties. The Party responsible for filing a Joint Patent shall have the right to direct and control all material actions relating to the prosecution or maintenance of Joint Patents, subject to the other Party’s ability to comment on such filings and the filing Party’s reasonable consideration of such comments. The Party responsible for filing a Joint Patent shall provide prior written notice to the other Party of the countries in which it intends to file, including conflict proceedings, reexaminations, reissuance, oppositions and revocation proceedings, provided, however, that such other Party shall have the right to file or continue prosecution in countries in which the filing Party determines it wishes to abandon or not file such Joint Patent.

12.4.5    Patent Term Extensions. The Parties shall cooperate, if necessary and appropriate, with each other in gaining Patent term extension (including those extensions available under the Supplementary Certificate of Protection of Member States of the EU and other similar measures in any other country) wherever applicable to Licensed Patents in

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the Territory that Cover Licensed Product in the Field of Use. The Parties shall, if necessary and appropriate, use reasonable efforts to agree upon a joint strategy relating to Patent term extensions, but, in the absence of mutual agreement with respect to any extension issue in the Territory, the Patent and/or the claims of the Patent shall be selected on the basis of the scope, enforceability and remaining term of the Patent in the relevant country or region. All filings for such extensions shall be made by the Party responsible for filing, prosecuting and maintaining such Licensed Patents.

12.5    Patent Infringement.

12.5.1    Notice of Infringement. Each Party shall promptly notify the other in writing (a) of any actual or suspected infringement of any Licensed Patents or Joint Patents in the Territory (including unauthorized importation into the Territory for sale in the Territory), of which it becomes aware or (b) upon receiving notification that a Licensed Patent or Joint Patent is subject to a declaratory judgment action alleging non-infringement, invalidity or unenforceability in the Territory, which notification shall specify in reasonable detail the nature of such actual or suspected infringement or judicial action.

12.5.2    Right to Enforce.

(a)    Daré shall have the initial right, using counsel of its choice, to enforce the applicable Licensed Patent(s) against actual or potential infringers in the Field of Use where a Third Party is actually or potentially exploiting a topically applied pharmaceutical product that contains at least one of the same active pharmaceutical ingredients as a Licensed Product (a “Competitive Infringement”), and to defend any declaratory action and any reexamination, oppositions and interference proceedings brought by any such Third Party in the United States Patent and Trademark Office and/or the United States Courts, or protest or appeal proceedings with respect thereto, in the Territory, at its expense, and SST shall give all reasonable assistance (excluding financial assistance) to Daré in such action, at Daré’s expense. Notwithstanding the foregoing, with respect to any product that is a Combination Product, the actual or potential exploitation of a topically applied pharmaceutical product that contains any active pharmaceutical ingredient of such Combination Product other than sildenafil or a salt thereof (but does contain sildenafil or a salt thereof) shall not be deemed a Competitive Infringement hereunder. Daré shall provide SST with an opportunity to make suggestions and comments regarding such enforcement or defense, and Daré shall consider all such suggestions and comments in good faith. Daré shall keep SST reasonably informed of the status and progress of the litigation and/or settlement. Prior to initiating any action to enforce or defend any Licensed Patent(s) under this Section 12.5.2(a), Daré and SST shall confer to discuss a reasonable course of action which fairly balances the interests of both Parties to minimize risks of validity challenges to the applicable Licensed Patent(s), inside and outside the Field of Use, to minimize risks of lost sales of Licensed Products due to infringement and to minimize any potential adverse consequences to SST and SST Parent’s other licensees of the Licensed Patent(s), but Daré will have the final decision on the course of action. Without limiting the foregoing, if Daré is authorized hereunder to initiate an action against a Third Party under this Section 12.5.2(a), but Daré is not recognized by the applicable court or other relevant body as having the requisite standing to pursue such action, then at Daré’s request, SST shall join, and if

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

necessary, shall cause SST Parent to join, in as party-plaintiff or commence such action in its own name and, in either event, cooperate with Daré, at Daré’s expense; provided, however, that Daré shall indemnify, defend and hold SST and SST Parent harmless from and against any and all Losses that are incurred in connection with the defense of any counterclaims filed against SST and/or SST Parent, which Losses may include awards of defendants’ court costs and/or attorneys’ fees against SST and/or SST Parent, judicial sanctions imposed on SST and/or SST Parent in connection with Daré’s litigation of such action, and other Losses for which SST and/or SST Parent would not be liable but for their joinder in or commencement of any such action.

(b)    Neither Party is obligated to the other to incur any costs for policing any Joint Patent or for enforcing or defending any Joint Patent against any Third Party. Notwithstanding the foregoing, a Party will notify the other Party in writing prior to commencing any enforcement actions of Joint Patents against any Third Party. Any enforcement or defense of any Joint Patent that is mutually undertaken by both Parties requires separate agreement between the Parties. If one of the Parties provides the other Party written notice of its decision not to participate in an enforcement action of any Joint Patents and the other proceeds, the proceeding Party has no obligation to account to the non-participating Party for any amounts collected.

12.5.3    Distribution of Remedies. Any damages, royalties, settlement fees or other consideration for infringement resulting from such suit shall be distributed as follows: (a) first, each Party shall be reimbursed for its reasonable out-of-pocket costs paid in connection with the proceeding; and (b) thereafter, [***] percent ([***]%) shall be retained by Daré and [***] percent ([***]%) shall be distributed to SST; provided further, however, that, if the nature of the infringement by a Third Party of the Licensed Patent(s) extends to any Other Products, and the amounts recovered by the Party prosecuting the infringement includes damages, royalties, fees or other consideration solely and specifically associated with such Other Products, then Daré shall also be entitled to receive (or, if it is the prosecuting Party, to retain) the portion of any such recovery which is solely and specifically associated with the infringement of the Other Product.

12.5.4    Settlement. In no case may Daré enter into any settlement or consent judgment or other voluntary final disposition with respect to any infringement action referenced in this Section that: (a) extends, or purports to exercise, Daré’s rights under the Licensed IP beyond the rights granted pursuant to this Agreement; (b) makes any admission regarding wrongdoing by SST or the invalidity, unenforceability or absence of infringement of any Licensed Patents; (c) subjects SST to an injunction or other equitable relief; or (d) obligates SST to make a monetary payment that will not be reimbursed by Daré; in all cases without the prior written consent of SST, which consent will not be unreasonably withheld or delayed. Similarly, in no case may SST enter into any settlement or consent judgment or other voluntary final disposition with respect to any infringement action referenced in this Section that: (i) limits Daré’s rights under the Licensed IP or under this Agreement other than as expressly stated herein; (ii) subjects Daré to an injunction or other equitable relief; or (iii) obligates Daré to make a monetary payment that will not be reimbursed by SST; in all cases without the prior written consent of Daré, which consent shall not be unreasonably withheld or delayed.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12.6    Infringement Claim by Third Party. Each Party shall promptly report in writing to the other Party during the Term any Claim by any Third Party that the Development or Commercialization of any Licensed Product in the Field of Use in the Territory infringes the intellectual property rights of any Third Party and shall provide the other Party with all available evidence supporting said infringement or suspected infringement. Daré shall have the initial right, but not the obligation, to defend any Claim initiated by any Third Party alleging solely that a Licensed Product Developed or Commercialized hereunder has infringed, or is suspected of infringing, any Third Party intellectual property rights. If Daré elects to exercise such right, SST shall cooperate with Daré at Daré’s reasonable request and expense, and SST shall have the right to be represented by counsel selected and paid for by SST. Daré shall give SST advance notice of its intent to defend any said suit, shall provide SST with an opportunity to make suggestions and comments regarding such defense and shall use good faith, reasonable efforts to incorporate such suggestions and comments; provided, however, that SST shall provide any such comments sufficiently in advance of any filing dates to allow for consideration by Daré. Daré shall keep SST reasonably informed of the status and progress of the litigation. Daré shall have the sole and exclusive right to select counsel for any such suit and action and shall pay all expenses of the suit, including attorneys’ fees and court costs. In no case may Daré enter into any settlement or consent judgment or other voluntary final disposition with respect to any Claim referenced in this Section that: (a) extends, or purports to exercise, Daré’s rights under the Licensed IP beyond the rights granted pursuant to this Agreement; (b) makes any admission regarding wrongdoing by SST or the invalidity, unenforceability or absence of infringement of any Licensed Patents; (c) subjects SST to an injunction or other equitable relief; or (d) obligates SST to make a monetary payment that will not be reimbursed by Daré; in all cases without the prior written consent of SST, which consent will not be unreasonably withheld or delayed. If Daré does not defend a claim, suit or proceeding as set forth above within ninety (90) days of the date SST was reasonably aware or notified of the Third Party claim alleging infringement (or within such shorter period as may be necessary for submitting or filing a response), then SST may, in its sole discretion, elect to defend such claim, suit or proceeding, using counsel of its own choice and at its own expense, and the provisions of this Section shall apply as if the term “Daré” were changed to “SST” and the term “SST” were changed to “Daré”, except that in no case may SST enter into any settlement or consent judgment or other voluntary final disposition with respect to any Claim referenced in this Section that: (i) limits Daré’s rights under the Licensed IP or under this Agreement other than as expressly stated herein; (ii) subjects Daré to an injunction or other equitable relief; or (iii) obligates Daré to make a monetary payment that will not be reimbursed by SST, in all cases without the prior written consent of Daré, which consent shall not be unreasonably withheld or delayed.

13.    TERM AND TERMINATION.

13.1    Term. This Agreement shall not be effective, and shall not come into force or effect, prior to the Effective Date except solely with respect to Articles 1, (Definitions), 9 (Confidential Information), and 14 (Miscellaneous), Sections 10.1 (Mutual Representations and Warranties), 10.2 (Daré Representations, Warranties and Covenants) and 10.3 (SST Representations, Warranties and Covenants) and this sentence of Section 13.1, which shall come into force and effect as of the Signature Date. Such provisions shall remain in effect from and after the Signature Date during the Term, unless the Effective Date does not occur by March 31,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2018, in which case there is no Effective Date and the Agreement shall automatically terminate on March 31, 2018 unless otherwise agreed to by the Parties. Subject to the foregoing, this Agreement shall commence on the Effective Date and shall remain in effect on a Licensed Product-by-Licensed Product and country-by-country basis until the expiration of the Royalty Term in the applicable country of the Territory, or until any earlier termination of this Agreement as provided in this Article 13 (the “Term”). Upon expiration (but not termination) of this Agreement in a particular country of the Territory, Daré shall have a fully paid-up license under the Licensed IP to Develop and Commercialize the applicable Licensed Products in the applicable country on a non-exclusive basis.

13.2    Termination of this Agreement by Daré for Convenience. Daré may terminate this Agreement on a Licensed Product-by-Licensed Product and country-by-country basis for any reason. If such termination occurs prior to receipt of Marketing Authorization Approval in the United States, then Daré shall provide notice of termination upon ninety (90) days’ notice to SST, and thereafter Daré shall provide notice of termination upon one hundred eighty (180) days’ prior written notice to SST.

13.3    Termination for Cause.

13.3.1    The material breach by a Party of any of its obligations contained in this Agreement shall entitle the other Party to give notice to have the breach cured. If such breach is not cured within (a) [***] ([***]) days for all defaults other than payment or (b) [***] ([***]) days for defaults on payment after the receipt of such notice, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement upon notice. In addition, SST shall have the right to terminate this Agreement in its entirety, upon [***] ([***]) days’ prior written notice to Daré, if at any time Daré or any of its Affiliates or Sublicensees initiates or voluntarily joins as a party to any legal action that challenges in any way the validity, enforceability or scope of the Licensed Patents in any court or before any Governmental Authority with authority to determine the validity, enforceability or scope of such Licensed Patents, or causes or requests, without the prior written approval of SST, a review by any such court or Governmental Authority of the same.

13.3.2    If, after any suspension by SST of its Development activities pursuant to Section 4.5.1, Daré does not exercise its right to assume responsibility for the suspended Development activities within [***] ([***]) days after receiving written notice from SST of their suspension, or if Daré fails to use Commercially Reasonable Efforts in performing Development activities in substantial accordance with the Development Plan and does not cure such failure within sixty (60) days of receipt of SST’s notice thereof, SST may terminate this Agreement with respect to the applicable Licensed Product(s) in the applicable country(ies) upon thirty (30) days’ notice to Daré.

13.4    Termination for Bankruptcy. Either Party hereto shall have the right to terminate this Agreement forthwith by written notice to the other Party (a) if the other Party is declared insolvent or bankrupt by a court of competent jurisdiction, (b) if a voluntary or involuntary petition in bankruptcy is filed in any court of competent jurisdiction against the other

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Party and such petition is not dismissed within ninety (90) days after filing or (c) if the other Party shall make or execute an assignment of substantially all of its assets for the benefit of creditors.

13.5    Effects of Termination.

13.5.1    On a Licensed Product-by-Licensed Product and country-by-country basis, in the event of termination by Daré under Section 13.2, or by SST under Sections 13.3 or 13.4, or in the event a Licensed Product is terminated in a particular country following suspension of Development and/or Commercialization activities pursuant to Section 4.5.1 or 4.5.2, as applicable, (a) all corresponding rights and licenses on a Licensed Product-by-Licensed Product and country-by-country basis granted to Daré herein shall terminate and revert to SST on termination; provided, however, if Daré terminates the Agreement only with respect a particular country it retains the right to continue manufacturing Licensed Products in such terminated country but only for sale of such Licensed Products in the remaining countries of the Territory, if any; (b) in the event that Daré has any on-going Clinical Studies with respect to the applicable Licensed Product in the applicable country as of the effective date of termination, Daré agrees, at SST’s request, to either promptly transition such Clinical Studies to SST or continue to wind down, according to good clinical practice, such Clinical Studies, at Daré’s expense; (c) Daré shall, at its own expense, promptly provide SST with all data and results pertaining, on a Licensed Product-by-Licensed Product and country-by-country basis, to Licensed Products; (d) Daré will, at its own expense, promptly assign or transfer, or cause to be assigned and transferred to SST (or if not so assignable, Daré shall take all reasonable actions to make available to SST the benefits of), all Regulatory Filings, Manufacturing Documentation and Marketing Authorization Approvals concerning Licensed Products, in each case as Controlled by Daré or its Affiliates or Sublicensees; (e) if requested by SST, Daré shall sell to SST all or any portion of Daré’s and its Affiliates’ and/or Sublicensees’ inventory of Licensed Product, at actual direct cost plus [***] percent ([***]%); and (f) effective upon such termination, Daré hereby grants SST and its Affiliates a worldwide, royalty-bearing, perpetual, freely sublicensable and non-exclusive license, under the Daré Incorporated IP, solely to Develop and Commercialize the terminated Licensed Products in the applicable country(ies); provided, however, that notwithstanding the foregoing, any Daré Incorporated IP that is Controlled by a Third Party that becomes an Affiliate of Daré after the Effective Date as a result of Daré being acquired by such Third Party shall not be licensed to SST under this sentence unless such Daré Incorporated IP is actually being used by Daré or its Affiliates in the manufacture, use and/or sale of Licensed Products at the time of such termination. As the sole consideration for such license, SST will pay Daré [***].

13.5.2    In the event of termination with respect to a Licensed Product prior to completion of the applicable Development, SST shall diligently wind down its activities under the Development Plan with respect to such Licensed Product, and shall reallocate its resources to other Development activities under this Agreement or to other internal programs or Third Party funded work in an effort to minimize amounts reimbursable by Daré under such terminated Development.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

13.5.3    Except as otherwise provided herein, upon termination of this Agreement, all remaining records and materials in a Party’s possession or Control containing the other Party’s Confidential Information and to which the former Party does not retain rights hereunder, shall promptly be returned or destroyed at the request of the disclosing Party. Notwithstanding the foregoing, one copy of such records may be retained by legal counsel for the former Party solely for archival purposes.

13.6    Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination (including accrued payment obligations), and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Articles 1, 9 (for the ten (10) year period specified in Section 9.6) and 14 and Sections 2.5, 2.6, 7.3.2, 7.3.4, 7.3.5., 7.4, 7.5, 10.6, 11.1, 11.2, 11.3, 11.4 (for the five (5) year period specified therein), 12.1, 12.2, 12.3, 13.5 and this Section 13.6 shall survive any termination or expiration of this Agreement.

13.7    Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available except as expressly agreed to otherwise herein.

13.8    Bankruptcy under U.S. Law. If this Agreement is rejected by or on behalf of a Party under the Bankruptcy Code, all licenses and rights to licenses granted under or pursuant to this Agreement by such Party to the other Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. For the avoidance of doubt, each of the Parties intend that the licenses granted by it to the other Party under this Agreement are licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. Each of the Parties agrees that the other Party, as a licensee of such licensor’s rights under this Agreement, shall retain and may fully exercise all of such licensee’s rights and elections under the Bankruptcy Code, and that upon rejection of this Agreement by the licensor in a case under the Bankruptcy Code, if the licensee elects to retain its rights, as provided in Section 365(n)(1)(B) of the Bankruptcy Code, the licensor, as debtor in possession, or any trustee appointed in a case filed by or against the licensor under the Bankruptcy Code, shall provide to the licensee all intellectual property licensed to the licensee under this Agreement (including any embodiments) and held by the licensor or any trustee of the licensor, as provided in Section 365(n)(3)(A) of the Bankruptcy Code.

14.    MISCELLANEOUS.

14.1    Publications. The Parties will notify one another of any planned abstracts, oral presentations and manuscripts relating to the publication of clinical data and other scientific data generated in the course of Development or Commercialization of the relevant Licensed Product by the submitting Party. The Parties shall discuss whether a planned submission might contain information which compromises the patentability or confidentiality of the Licensed IP or any SST Inventions, Daré Incorporated IP, Daré Inventions or Joint Inventions. In the event that

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

said patentability or confidentiality would be compromised, the Party wishing to publish shall within thirty (30) days of objection by the other Party, request in writing a review of the abstract, oral presentation or manuscript for protection of patentable or proprietary information. If requested in writing by the other Party, the submitting Party shall provide a draft of the planned submission and withhold the material for publication or presentation for forty-five (45) days to allow for the filing of patent applications or the taking of such measures as may be appropriate to preserve proprietary rights in and the confidentiality of the information in the material being submitted for publication or presentation (including withholding such publication). The review period may be extended for an additional sixty (60) days if a Party can demonstrate a reasonable need for such extension, including the preparation and filing of Patent applications. By mutual agreement of the Parties, this period may be further extended. The Parties will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any such publications or presentations.

14.2    Public Announcements. Except as may be expressly permitted under this Section 14.2 or mandated by applicable Laws or the rules of any stock exchange, neither Party will make any public announcement of any information regarding this Agreement without the prior written consent of the other Party. Once any statement is approved for disclosure by the Parties, either Party may make a subsequent public disclosure containing the same information disclosed in such prior public announcement without further approval of the other Party.

14.3    Limitation of Damages. In no event shall either Party be liable hereunder to the other Party for any punitive, indirect, special, incidental or consequential damages (including lost revenue, lost profits, or lost savings) however caused and under any theory, even if it has notice of the possibility of such damages. Without limiting the generality of the foregoing, “consequential damages” are deemed to include damages based on or measured by loss of projected or speculative unearned royalties, milestone payments, or any other unearned, speculative, or otherwise contingent payments provided for in this Agreement. The foregoing limitation shall not apply to damages caused by (a) a Party’s breach of Sections 2.7 or 9, (b) a Party’s infringement or misappropriation of Intellectual Property Rights of the other Party or its Affiliates, or (c) the intentional misconduct or gross negligence of a Party, and does not limit or restrict the indemnification rights or obligations of a Party under Section 11 with respect to Losses owed by the Indemnifying Party to a Third Party in connection with a Claim.

14.4    No Debarred Personnel. The Parties agree that each Party shall not use, during the Term, the services of any employee, consultant, contractor or clinical investigator that has been debarred by the FDA or any other Governmental Authority or that is the subject of debarment proceedings by the FDA or any other Governmental Authority.

14.5    Relationship of the Parties. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes,

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

the Parties’ legal relationship under this Agreement to each other shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of partners or joint venturers between the Parties.

14.6    Registration of this Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, such Party shall inform the other Party thereof. If both Parties jointly agree that either Party is required to submit or obtain any such filing, registration or notification, they shall cooperate in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. In such filing, registration or notification, the Parties shall request confidential treatment of sensitive provisions of this Agreement, to the extent permitted by Law. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis. The Party desiring to make the filing shall be responsible for all costs and expenses associated with any such filings or requirements.

14.7    Force Majeure. The occurrence of an event which materially interferes with the ability of a Party to perform its obligations or duties hereunder which is not within the reasonable control of the Party affected, and which could not with the exercise of Commercially Reasonable Efforts have been avoided (“Force Majeure Event”), including war, rebellion, earthquake, fire, accident, strike, riot, civil commotion, act of God, inability to obtain raw materials, delay or errors by shipping companies or change in Law, shall not excuse such Party from the performance of its obligations or duties under this Agreement, but shall merely suspend such performance (other than performance of payment obligations) during the Force Majeure Event. The Party subject to a Force Majeure Event shall promptly notify the other Party of the occurrence and particulars of such Force Majeure Event and shall provide the other Party, from time to time, with its good faith estimate of the duration of such Force Majeure Event and with notice of the termination thereof. The Party so affected shall use Commercially Reasonable Efforts to avoid or remove such causes of non-performance as soon as is reasonably practicable. Upon termination of the Force Majeure Event, the performance of any suspended obligation or duty shall without delay recommence. The Party subject to the Force Majeure Event shall not be liable to the other Party for any damages arising out of or relating to the suspension or termination of any of its obligations or duties under this Agreement by reason of the occurrence of a Force Majeure Event, provided such Party complies in all material respects with its obligations under this Section 15.7.

14.8    Dispute Resolution. Subject to the dispute escalation and decision-making provisions of Article 3, in the event of any dispute, controversy or claim hereunder arising out of or relating to this Agreement that cannot be resolved by the Parties, either Party may, on ten (10) days written notice to the other Party, initiate binding arbitration in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association (the “AAA”). The Parties shall select a mutually acceptable arbitrator within twenty (20) days of the request of the Party invoking this dispute resolution procedure. If the Parties are unable to agree upon an arbitrator, the AAA shall select a qualified, independent arbitrator. Such arbitration will be held in Boston, Massachusetts. The decision of the arbitrator will be final and binding on the Parties.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

The prevailing Party may enforce any arbitration decision or award, and either Party may seek injunctive, equitable or similar relief (without the requirement of arbitration), in any court having competent jurisdiction.

14.9    Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive law of the Commonwealth of Massachusetts without regard to the provisions governing conflict of laws, except matters of intellectual property law, which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement. Exclusive jurisdiction and venue for any action arising under this Agreement is in the federal and state courts located in Suffolk County, Massachusetts, and both Parties hereby consent to such jurisdiction and venue for this purpose.

14.10    Attorneys’ Fees and Related Costs. The prevailing Party in any action to enforce this Agreement is entitled to reimbursement of its reasonable attorney’s fees and costs from the other.

14.11    Assignment. This Agreement may not be assigned or transferred by either Party, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided that, without prior written consent, either Party may assign this Agreement, in whole or in part, to any of its Affiliates, or to a successor to all or substantially all of the assets or business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or other similar transaction or operation of law. Any assignment in violation of this provision is void and without effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns.

14.12    Notices. All demands, notices, consents, approvals, and other formal or legal communications hereunder must be in writing, in English, and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

SST:	Daré:

Strategic Science & Technologies, LLC	Daré Bioscience, Inc.
58 Charles Street	11119 N. Torrey Pines Rd.,
Cambridge, MA 02141	La Jolla, CA 92037
Attn: COO	Attn: CEO

with a copy to:	with a copy to:

Gunderson Dettmer Stough, Villeneuve, Franklin and Hachigian, LLP	Mintz Levin Cohn Ferris Glovsky and Popeo P.C.
One Marina Park Dr., Ste. 900	3580 Carmel Mountain Road, Ste. 300
Boston, MA 02210	San Diego, CA 92130

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Attn: Timothy H. Ehrlich, Esq.	Attn: Tali Tuchin

or to such other address as the addressee shall have last furnished in writing in accord with this provision. All notices shall be deemed effective upon receipt by the addressee.

14.13    Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

14.14    Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

14.15    Waiver. No waiver of any term or condition of this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the waiving Party. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any prior, concurrent or future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

14.16    Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, including all proposals, negotiations, conversations, letters of intent, memoranda of understanding or discussions, between Parties relating to the subject matter of this Agreement, including without limitation that certain Binding Term Sheet entered into by the Parties effective as of January 2, 2018, and all past dealing or industry custom.

14.17    Modification. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and the clause to be modified, which amendment is signed by duly authorized representatives of SST and Daré.

14.18    No License. Nothing in this Agreement shall be deemed to constitute the grant of any license or other right in either Party, to or in respect of any Licensed Product, patent, trademark, Confidential Information, trade secret or other data or any other intellectual property of the other Party, except as expressly set forth herein.

14.19    No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto.

14.20    Ambiguities. This Agreement shall be deemed to have been drafted jointly by both Parties; and ambiguities, if any, shall not be construed against either Party, irrespective of which Party may have actually drafted the ambiguous provision.

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.21    CREATE Act. This Agreement includes a joint research agreement as defined in 35 U.S.C. § 103(c)(3).

14.22    Counterparts. This Agreement may be executed in counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. A facsimile of this Agreement (including a scanned PDF version) shall be deemed valid as an original.

14.23    Interpretation. The definitions of the terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (ii) any reference to any law, statute, rule or regulation herein will be construed as referring to such law, statute, rule or regulation as from time to time enacted, repealed or amended, (iii) any reference herein to any Party will be construed to include the Party’s successors and assigns, (iv) the words “herein”, “hereof,” “hereto” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, (vi) all references to Articles, Sections, and Exhibits herein without a reference to any other agreement, will be construed to refer to Articles, Sections, and Exhibits of this Agreement, (vii) all amounts set forth in this Agreement are in United States Dollars, unless otherwise indicated, (viii) all references to “days”, “months” and “years” herein, without any further qualification, shall mean calendar days, calendar months and calendar years, respectively, (ix) the phrase “on behalf of” a Party shall mean, with respect to the generation of intellectual property rights only, the generation of such intellectual property rights by a Third Party having a duty to assign such intellectual property rights to such Party or to grant an exclusive license of such intellectual property rights to such Party and (x) all references to a “country” shall mean a geographic territory having its own distinct population and a distinct national government whose claim to sovereignty with respect to such territory and population is recognized by at least one other country. By way of non-limiting example, Taiwan shall be deemed a “country” for purposes of this Agreement even though it is not recognized as a country by the People’s Republic of China.

[SIGNATURES ON FOLLOWING PAGES]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, SST, SST Parent (solely with respect to Section 10.5) and Daré, by their duly authorized officers, have executed this Agreement as of the Signature Date.

STRATEGIC SCIENCE & TECHNOLOGIES-D LLC

By:	/s/ Steven Brugger
Name:	Steven Brugger
Title:	President and COO
Date:	February 11, 2018

STRATEGIC SCIENCE & TECHNOLOGIES, LLC
(solely with respect to Section 10.5)

By:	/s/ Steven Brugger
Name:	Steven Brugger
Title:	President and COO
Date:	February 11, 2018

DARÉ BIOSCIENCE, INC.

By:	/s/ Sabrina Johnson
Name:	Sabrina Johnson
Title:	President and Chief Executive Officer
Date:	February 11, 2018

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 1

LICENSED PATENTS

[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 1-1

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT 2

INITIAL DEVELOPMENT PLAN

[***]

Portions of this Exhibit, indicated by the mark “[***]”, were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 2-1